SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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CYREN LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

June [  ], 2020

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Cyren Ltd., a company formed under the laws of the State of Israel, will be held on July 30, 2020 at 11:00 a.m. Eastern Time, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, for the following purposes:

1.	to elect nine directors, as described in the accompanying proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected;

2.	to approve the compensation to our Chairman of the Board;

3.	to approve the equity-based compensation to our Chief Executive Officer;

4.	to approve, as required by Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding ordinary shares in connection with our 5.75% Convertible Debentures due 2024;

5.	to ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and to authorize our Board of Directors and Audit Committee to determine its fees;

6.	to approve, on an advisory basis, the compensation of our named executive officers;

7.	to review and discuss our consolidated financial statements for the fiscal year ended December 31, 2019; and

8.	to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only holders of our Ordinary Shares at the close of business on June 24, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The vote required to approve the resolutions to be presented is set forth in each proposal brought for shareholders’ approval in the accompanying proxy statement.

Whether or not you expect to be present at the meeting, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

FOR THE BOARD OF DIRECTORS

/s/ James Hamilton
James Hamilton
Chairman of the Board

This proxy statement, including the form of proxy and our 2019 Annual Report are first being mailed to shareholders on or about June [  ], 2020.

TABLE OF CONTENTS

PROXY STATEMENT	1
Questions and Answers about Voting at the Annual Meeting and Related Matters	1
PROPOSAL ONE — ELECTION OF DIRECTORS	6
Corporate Governance	10
PROPOSAL TWO — APPROVAL OF CHAIRMAN COMPENSATION	20
PROPOSAL THREE — APPROVAL OF EQUITY-BASED COMPENSATION TO OUR CHIEF EXECUTIVE OFFICER	22
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	23
EXECUTIVE COMPENSATION	25
PROPOSAL FOUR — APPROVAL OF THE ISSUANCE OF MORE THAN 19.99% OF OUR OUTSTANDING ORDINARY SHARES IN CONNECTION WITH OUR 5.75% CONVERTIBLE DEBENTURES DUE 2024	32
PROPOSAL FIVE — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	35
Audit Committee Report	36
PROPOSAL SIX — ADVISORY VOTE ON EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP	38
OTHER MATTERS	40
Shareholder Proposals for the 2020 Annual Meeting	40
Shareholder Proposals for the 2021 Annual Meeting	40
Delinquent Section 16(a) Reports	40
Expenses Relating to this Proxy Solicitation	40
Communication with our Board	40
Statements of the Company for the Year Ended December 31, 2019	40
Available Information	41
Householding	41

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   i

10 Ha-Menofim St., 5th Floor Herzliya, Israel 4672561

PROXY STATEMENT

Proxy Statement for Annual Meeting of Shareholders

You are receiving this proxy statement and the enclosed proxy card because you own ordinary shares, par value ILS 0.15 per share (the “Ordinary Shares”) of Cyren Ltd. (referred to herein as “the Company,” “Cyren,” “we,” “us,” or “our”), that entitle you to vote at our Annual Meeting of Shareholders (the “Annual Meeting”). Our Board of Directors (the “Board”) is soliciting proxies from shareholders who wish to vote at the Annual Meeting. By use of a proxy, you can vote even if you do not attend the Annual Meeting. This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on July 30, 2020

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available online at www.proxyvote.com.

Date, Time and Place of the Annual Meeting

We will hold the Annual Meeting on July 30, 2020, at 11:00 a.m. Eastern Time at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Questions and Answers about Voting at the Annual Meeting and Related Matters

Q:	Who may vote at the Annual Meeting?

A:	You may vote all of the Ordinary Shares that you owned at the close of business on June 24, 2020 (the “Record Date”). On the Record Date, there were [ ] Ordinary Shares outstanding and entitled to be voted at the Annual Meeting. You may cast one vote for each Ordinary Share held by you on all matters presented at the meeting for shareholders’ approval.

Q:	What constitutes a quorum, and why is a quorum required?

A:	Pursuant to our Amended and Restated Articles of Association (“Articles of Association”), the presence, in person or by proxy, of at least two shareholders holding Ordinary Shares conferring in the aggregate at least one third (1/3) of the outstanding voting power of the Company is necessary to constitute a legal quorum at the Annual Meeting. If a quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned to the same day in the next week (at the same time and place), or to a day, time and place as the Board may determine in a notice to the shareholders. If a quorum is not present within half an hour from the time scheduled for the adjourned Annual Meeting, any two shareholders who attend the adjourned Annual Meeting in person or by proxy will constitute a quorum.

Q:	What is the difference between a shareholder of record and a beneficial owner?

A:	If your Ordinary Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “shareholder of record” with respect to those Ordinary Shares. If your Ordinary Shares are held by a brokerage firm, bank, trustee or other agent (“nominee”), you are considered the “beneficial owner” of Ordinary Shares held in street name. The proxy statement, the Notice of Annual Meeting, the accompanying proxy and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) have been forwarded to you by your nominee who is considered, with respect to those Ordinary Shares, the shareholder of record. As the beneficial owner, you have the right to direct your nominee on how to vote your Ordinary Shares by following their instructions for voting by telephone or on the Internet.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   1

Proxy Statement

If you hold Ordinary Shares through a nominee, it is critical that you instruct the nominee how to vote your Ordinary Shares, if you want your Ordinary Shares to be voted.

Q:	How do I vote?

A:	If you are a shareholder of record, you may vote:

●	via Internet;

●	by telephone;

●	by mail; or

●	in person at the meeting.

Detailed instructions for Internet and telephone voting are set forth on your proxy. You may submit your vote by 11:00 a.m. Eastern Time, on July 29, 2020, which is 24 hours prior to the Annual Meeting. Your telephone or Internet delivery authorizes the named proxy holders to vote your shares in the same manner as if you marked, signed and returned your proxy via the mail. To vote your proxy by mail, indicate your voting choices, sign and date your proxy and return it in the postage-paid envelope provided.

If you hold Ordinary Shares through a broker, bank or other nominee, you must follow the voting procedures of your nominee included with your proxy materials. If your shares are held by a nominee and you intend to vote at the meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

Q:	What am I voting on?

A:	At the Annual Meeting you will be asked to vote on the following six proposals. Our Board recommendation for each of these proposals is set forth below.

Proposal		Board Recommendation
1.	To elect nine directors, as described in this proxy statement, to serve until the next annual meeting of shareholders or until their successors are elected.	FOR each director nominee
2.	To approve the compensation to our Chairman of the Board.	FOR
3.	To approve the equity-based compensation to our Chief Executive Officer.	FOR
4.	To approve, as required by Nasdaq Listing Rule 5635(d), the issuance of more than 19.99% of our outstanding Ordinary Shares in connection with our 5.75% Convertible Debentures due 2024.	FOR
5.	To ratify and approve the re-appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and to authorize our Board and Audit Committee to determine its fees.	FOR
6.	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “Say on Pay.”	FOR

In addition, we will review and discuss our consolidated financial statements for the fiscal year ended December 31, 2019. We will also consider other business that properly comes before the Annual Meeting in accordance with Israeli law and our Articles of Association.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   2

Proxy Statement

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Eric Spindel and J. Michael Myshrall, will have the discretion to vote your Ordinary Shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Israeli law and our Articles of Association.

Q:	What if I abstain on a proposal?

A:	If you sign and return your proxy marked “abstain” on any proposal, your Ordinary Shares will not be voted on that proposal. However, your Ordinary Shares will be counted for purposes of determining whether a quorum is present.

Q:	What is the effect of the advisory vote in proposal 6?

A:	Proposal 6 is an advisory vote. This means that while we ask shareholders to approve resolutions regarding Say on Pay, this is not an action that requires shareholder approval. If a majority of votes are cast “FOR” the Say on Pay proposal, we will consider the proposal to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal. Although the vote on this proposal is non-binding, our Board and its Compensation Committee will review the results of the vote and take it into account in making determinations concerning executive compensation.

Q:	What if I sign and return my proxy without making any selections?

A:	If you sign and return your proxy without making any selections, your Ordinary Shares will be voted “FOR” proposals 1 through 6. If other matters properly come before the Annual Meeting, Eric Spindel and J. Michael Myshrall will have the authority to vote on those matters for you at their discretion. As of the date of this proxy statement, we are not aware of any matters that will come before the Annual Meeting other than those disclosed in this proxy statement.

Q:	What if I am a beneficial shareholder and I do not give the nominee voting instructions?

A:	If you are a beneficial shareholder and your Ordinary Shares are held in the name of a nominee, the nominee is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Nominees have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Only proposal 5, ratification and approval of the re-appointment of our independent registered public accountants, is considered a routine matter. As a result, your nominee may not exercise discretion and vote your Ordinary Shares for or against any of the other proposals described in this proxy statement. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares. Broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

Q:	Can I change my vote or revoke my proxy after I have delivered my proxy?

A:	Yes, you may change your vote or revoke your proxy prior to the Annual Meeting. If you are a shareholder of record, you may change your vote by delivering to our Corporate Secretary, at the address set forth under “Available Information”, a written notice of revocation or a duly executed proxy bearing a later date (but not less than 24 hours before the Annual Meeting) or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a vote. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the meeting.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   3

Proxy Statement

Q:	Who can attend the Annual Meeting?

A:	Only shareholders and our invited guests are invited to attend the Annual Meeting. To gain admittance, you must bring a form of personal identification to the Annual Meeting, where your name will be verified against our shareholder list. If a broker or other nominee holds your Ordinary Shares and you plan to attend the Annual Meeting, you should bring a recent brokerage statement showing your ownership of the Ordinary Shares as of the Record Date, a letter from the broker confirming such ownership, and a form of personal identification.

Q:	If I plan to attend the Annual Meeting, should I still vote by proxy?

A:	Yes. Casting your vote in advance does not affect your right to attend the Annual Meeting.

If you vote in advance and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the Annual Meeting for shareholders of record.

Beneficial shareholders who wish to vote in person must request a legal proxy from the broker or other nominee and bring that legal proxy to the Annual Meeting.

Q:	How many votes are required for approval of each of the proposals?

A:	Each of the proposals requires the affirmative vote of a simple majority of our Ordinary Shares voted in person or by proxy at the Annual Meeting. Under Israeli law, each of proposals 2 and 3 requires, in addition to the simple majority vote described above, that either: (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company and do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company. We refer to this threshold in this proxy statement as a “special majority.”

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO). Under Israeli law, a shareholder is presumed to be a controlling shareholder if the shareholder holds 25% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. WP XII Investments BV, an entity controlled by funds affiliated with Warburg Pincus LLC (“Warburg”) is a controlling shareholder of the Company.

Under the Israeli Companies Law, 1999 and the regulations promulgated thereunder (the “Companies Law”), a “personal interest” of a shareholder in an act or transaction of a company (i) includes a personal benefit, gain or other interest of (a) the shareholder, (b) any relative of the shareholder; (c) a company with respect to which the shareholder (or any such relative) serves as a director or the chief executive officer, owns at least 5.0% of the shares or voting rights or has the right to appoint a director or the chief executive officer; and (d) a person acting as a proxy for the shareholder (even if the shareholder himself does not have a personal interest), and (ii) excludes an interest arising solely from the ownership of shares. The term “relative” means a spouse, sibling, parent, grandparent and child, and child, sibling or parent of a spouse or the spouse of any of the foregoing.

The Companies Law requires that each shareholder voting on proposals 2 and 3 indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the approval of the proposal. The enclosed proxy card includes a box you can mark to confirm that you are not a “controlling shareholder” or do not have a personal interest in the matter. If you do not mark this box, your vote will not be counted.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce the results for the proposals voted upon at the Annual Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Annual Meeting.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   4

Proxy Statement

Q.	Where can I find additional copies of this proxy statement?

A:	Copies of this proxy statement are available on our website at www.cyren.com, under the Investor Relations tab (click on the “Investor Relations” link), at www.proxyvote.com and on the SEC website, www.sec.gov.

Q:	Who should I contact with other questions?

A:	If you have additional questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement, please contact: J. Michael Myshrall, Chief Financial Officer, 1430 Spring Hill Road Suite 330 McLean, VA 22102 Fax: 703-760-3321.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   5

PROPOSAL ONE — ELECTION OF DIRECTORS

Background

Pursuant to the Companies Law and our Articles of Association, directors (other than External Directors) are elected by shareholders at the annual meeting of the shareholders and hold office until the next annual meeting following the annual meeting at which such director is elected and until a successor is elected, or until the director is removed. Directors may be removed and other directors may be elected in their place or to fill vacancies in the Board at any time by the holders of a majority of the voting power at a general meeting of the shareholders. Until a vacancy is filled by the shareholders, the Board may appoint new directors temporarily to fill vacancies on the Board.

Our Articles of Association provides that our Board shall be comprised of up to eleven directors, including the outside directors. Our Board currently consists of eleven directors, four of whom are affiliated with Warburg, who we refer to as our Warburg Directors, and two of whom are External Directors.

Warburg Directors

Four of our current directors, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha, were nominated for service by Warburg and each of their appointments was approved at our 2019 annual meeting of shareholders (the “2019 Annual Meeting”).

For as long as Warburg and its affiliates beneficially own at least 10% of our issued and outstanding share capital, Warburg will have the right to nominate directors for service on our Board equal to the maximum size of the Board permitted by our Articles of Association multiplied by the number of Ordinary Shares then beneficially owned by Warburg and its affiliates divided by the aggregate number of issued and outstanding Ordinary Shares, rounded down to the nearest whole number. Each Warburg Director nominee must fulfill the following appointment requirements, similar to all other director nominees:

●	provide to us such information as required to be provided under any applicable law by all directors of a company organized under the laws of Israel and listed on The Nasdaq Stock Market LLC (“Nasdaq”);

●	provide to us such additional information reasonably required by us to be provided by all directors for the purpose of a person’s nomination as our director;

●	have not been involved in any of the events enumerated in Item 401(f) of Regulation S-K (as in effect on the date of appointment) under the Securities Act of 1933 (to the extent material to his or her ability or integrity to serve as a director) during the time frame contemplated therein, except, to the extent not prohibited by any applicable law, as may be approved by the Board; and

●	not be subject to any order or judgment by a governmental authority or any other applicable law prohibiting service as a director of any public company organized under the laws of Israel or listed on Nasdaq.

Pursuant to the foregoing, Warburg has nominated each of Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha for election at the Annual Meeting to serve as Warburg Directors and the Board has confirmed, based on information provided by the Warburg Directors, that each of them meets the above appointment requirements.

External Directors

The eleven directors currently in office include John Becker and David Earhart, who are our External Directors in accordance with the Companies Law. At our 2019 Annual Meeting, Mr. Earhart was re-elected for a three-year term of office commencing August 1, 2019 and until July 31, 2022 and Mr. Becker was re-elected for a three-year term of office commencing April 1, 2020 and until March 31, 2023.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   6

Proposal One — Election of Directors

Director Nominees

In accordance with the Companies Law and without derogating from the appointment requirements listed above, each of the nominees has certified to us that he or she meets all the requirements of the Companies Law for election as a director of a public company, possesses the necessary qualifications and has sufficient time in order to fulfill his or her duties as our director, taking into account our size and special needs.

Shareholders are being asked to elect the nine director nominees listed below. In May 2020, Mr. Jackson was appointed by the Board to serve as an interim director and is a new director nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine director nominees listed below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The following sets forth certain information with respect to each director nominee for election to the Board. The biographies of each of the director nominees contain information regarding the individual’s service as a director, business experience, and the qualifications, attributes or skills that led to the conclusion that the individual should serve as our director.

Name	Age	Position with Cyren	Director Since
James Hamilton	56	Chairman	February 2012
Brett Jackson	61	Director and Chief Executive Officer	May 2020
Lior Samuelson	71	Director	August 2010
Hila Karah	51	Director	March 2008
Todd Thomson	59	Director	November 2011
Cary Davis*	53	Director	November 2017
Brian Chang*	38	Director	November 2017
Lauren Zletz*	33	Director	May 2018
Rajveer Kushwaha*	53	Director	August 2018

*	Warburg Director

James Hamilton was appointed as the new Chairman of our Board on June 8, 2020.  He currently serves as Chief Executive Officer of Vitaltech Holdings since August 2018.  Mr. Hamilton is also the president of Valletta Capital, LLC since 2014 and was Chairman and CEO of Wedge Networks, a security solution company, between August 2015 and June 2018. Mr. Hamilton has more than 30 years of leadership experience in senior executive roles across many highly successful high-tech companies. He brings proven success at building and leading high-potential, high growth companies from startup to IPO, and most often through acquisition with eight successful company exits.  Mr. Hamilton was the CEO of Tipping Point Technologies, the renowned market leader in Intrusion Prevention Systems (IPS), for five years.  Mr. Hamilton was also president of Click Security, and president of Efficient Networks, which also achieved a highly successful IPO and was later acquired by Siemens. He has also held various senior sales roles with multiple companies; most recently as SVP of worldwide sales and field operations at Cyan, Inc. acquired by Ciena in 2015.  Mr. Hamilton is active in multiple venture capital, corporate, and charitable boards. We believe Mr. Hamilton is qualified to serve as Chairman of our Board because of his longstanding service with Cyren and his extensive leadership experience in senior executive roles across many highly successful high-tech companies, including several notable cybersecurity companies.

Brett Jackson joined Cyren in May 2019 as our Chief Executive Officer. Previously, he served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chairman and Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec). We believe Mr. Jackson is qualified to serve on our Board because of his current and prior senior executive leadership and extensive industry and technology experience.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   7

Proposal One — Election of Directors

Lior Samuelson served as Chief Executive Officer of Cyren from December 2013 to May 2019. He also served as Chairman of our Board from December 2010 until June 8, 2020. During his extensive career, Mr. Samuelson has served as chairman, CEO and board member of companies in technology, telecommunications, financial services and management consulting, such as Deltathree (Nasdaq: DDDC), PricewaterhouseCoopers Securities and The Barents Group. Mr. Samuelson was previously a managing partner with KPMG and a senior manager at Booz Allen Hamilton. Mr. Samuelson holds both a B.A. and a M.A. in economics from Virginia Tech. We believe Mr. Samuelson is qualified to serve on our Board because of his prior service as our Chairman and Chief Executive Officer and his extensive experience serving on company boards and in senior leadership positions.

Hila Karah is an experienced board director and, since 2013, serves as an independent business consultant to private and public companies on strategy, operations, financing, regulatory and corporate governance. From November 2017 to September 2018, Ms. Karah was the executive chairperson of FloraFotonica Ltd., an Israeli Agro Tech startup. From 2006 until 2013, Ms. Karah was the chief investment officer of Eurotrust Ltd., a family office, where she focused primarily on investments in life science, internet and high-tech companies. Prior to joining Eurotrust, Ms. Karah served as a senior analyst at Perceptive Life Sciences Ltd., a New York-based hedge fund. Prior to her position at Perceptive, Ms. Karah was a research analyst at Oracle Partners Ltd., a health care-focused hedge fund based in Connecticut. Ms. Karah has served on the board of Intec Pharma Ltd., a specialty pharma company (Nasdaq: NTEC), since 2009 and the board of Dario Health Corp. (Nasdaq: DRIO) since 2014. She also serves on the board of several private companies. Ms. Karah has a BA in molecular and cell biology from the University of California, Berkeley, and has studied at the UCSB — UCSF Joint Medical Program. We believe Ms. Karah is qualified to serve on our Board because of her longstanding service with us, her investment career in high-tech companies and experience serving on public company boards.

Todd Thomson has been the Chief Operating and Financial Officer of Kairos Ventures since 2019, was previously the chairman of Dynasty Financial Partners since November 2010 and is also the founder and CEO of Headwaters Capital since April 2007. He served in top management positions at Citigroup, including CFO of the Company and CEO of the Global Wealth Management division. Prior to joining Citigroup, Todd Thomson held senior executive positions at GE Capital, Barents Group and Bain & Co. He was also a board member of Cordia Bancorp (Nasdaq: BVA) from 2010 to 2016 and of Bank of Virginia as well as chairman of the Wharton Leadership Advisory Board. Todd Thomson received his M.B.A, with Distinction, from the Wharton School of Business and his bachelor’s degree in economics from Davidson College. We believe Mr. Thomson is qualified to serve on our Board because of his longstanding service with us, his extensive experience serving on company boards and his extensive finance background.

Cary Davis is a Managing Director at Warburg Pincus, which he joined in 1994, and focuses on investments in the software and financial technology sectors. He also serves on the board of Crowdstrike Holdings, Inc. (Nasdaq: CRWD) since June 2019, and the boards of several private companies. Prior to joining Warburg Pincus, he was Executive Assistant to Michael Dell at Dell Computer and a consultant at McKinsey & Company. Mr. Davis received a B.A. in economics from Yale University and an M.B.A. from Harvard Business School. We believe Mr. Davis is qualified to serve on our Board because of his investment career in high-tech companies and experience serving on company boards.

Brian Chang is a Managing Director at Warburg Pincus, which he joined in 2005 and returned in 2009. Mr. Chang focuses on investments in the technology, software and financial technology sectors. He currently serves on the board of several private companies. Prior to joining Warburg Pincus, Mr. Chang worked at Merrill Lynch focusing on corporate finance and mergers and acquisitions transactions. Mr. Chang received a B.S. with Distinction in electrical engineering from Stanford University and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Chang is qualified to serve on our Board because of his investment career in high-tech companies and experience serving on company boards.

Lauren Zletz is a Principal at Warburg Pincus, which she joined in 2015. Prior to joining Warburg Pincus, Lauren worked in private equity at Thomas H. Lee Partners from July 2011 to July 2013, and investment banking at Greenhill & Company from June 2009 to June 2011. Lauren focuses on investments in the technology, software, and internet sectors, and has served on the boards of several companies. Lauren received an A.B. in Social Studies from Harvard College and an M.B.A. from the Stanford Graduate School of Business. We believe Ms. Zletz is qualified to serve on our Board because of her investment career in high-tech companies and experience serving on company boards.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   8

Proposal One — Election of Directors

Rajveer Kushwaha is the Chief Technology Officer and a Managing Director at Warburg Pincus, which he joined in 2012. Mr. Kushwaha has over 25 years of experience in leading commercial software product development, strategic planning, technology operations, business transformation, ERP implementations, and process outsourcing initiatives at Fortune 500 companies in a variety of industries. Prior to joining Warburg Pincus, Mr. Kushwaha held senior management positions at Zimmer Holdings Inc., Dell Computer Corporation, First Data Corporation, Cummins Engine Company and Safway, Inc. He has been recognized as one of the top 100 IT innovators in the automotive/manufacturing industry, is the recipient of a CIO 100 innovation award and has filed numerous patents in the field of disruptive services technologies. Mr. Kushwaha holds an M.S. in management of technology from MIT, an M.B.A. from the University of Wisconsin at Madison and Idaho State University; a B.S. in electrical engineering from India and completed the Advanced Management Program (AMP) from Harvard University. We believe that Mr. Kushwaha is qualified to serve on our Board because of his significant software and technical experience and his experience holding senior management positions in the high-tech industry.

Proposal

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that each of Brett Jackson, Lior Samuelson, Hila Karah, Todd Thomson, James Hamilton, Cary Davis, Brian Chang, Lauren Zletz and Rajveer Kushwaha are hereby elected to serve as members of the Board until the next annual meeting of shareholders or until their respective successors are elected.”

Vote Required

Election of the above named director nominees requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the election of directors. Each director nominee shall be voted separately. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that our shareholders vote “FOR” the election of each of the directors nominated for service under this proposal.

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Corporate Governance

Board Leadership Structure

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for Cyren. Until May 2019, we combined the positions of CEO and Chairman, with Mr. Samuelson serving in both roles. In May 2019, the Board appointed Brett Jackson as our new CEO beginning May 6, 2019 and Mr. Samuelson ceased serving as our CEO as of such date. Mr. Samuelson continued serving as Chairman of our Board until June 8, 2020, when the Board appointed Mr. Hamilton to serve as the new Chairman. Currently, we separate the positions of CEO and Chairman in recognition of the differences between the two roles. The CEO is responsible for the strategic direction of Cyren and our day-to-day leadership and performance, while the Chairman provides guidance to the CEO, sets the agenda for the Board meetings and presides over meetings of the Board. We believe that the current separation provides an effective monitoring and objective evaluation of the CEO’s performance. The separation also allows the Chairman to strengthen the Board’s objective oversight of our performance and governance standards. Given that the new Chairman of our Board is independent, the Board determined there was no longer a need for a Lead Director. As a result, effective as of June 8, 2020, Mr. Thomson ceased serving as our Lead Director, but is being nominated again to serve as a director.

Controlled Company Status

We are a controlled company as defined in Rule 5615(c)(1) of the Nasdaq Listing Rules because Warburg holds more than 50% of our voting power for the election of directors. Therefore, we are not required under Nasdaq rules to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We nevertheless have a Compensation Committee comprised of all independent directors. In light of our status as a controlled company, at present, five out of eleven directors on our board are independent. In addition, our Nominating and Governance Committee, while not comprised solely of independent directors, is comprised of a majority of independent directors, as more fully described below.

Director Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us. This review is designed to identify and evaluate any transactions or relationships between a director or any member of his or her immediate family and us, or members of our senior management or other members of our Board, and all relevant facts and circumstances regarding any such transactions or relationships. Consistent with these considerations, our Board has affirmatively determined that our current non-employee directors, who are listed below, are “independent directors” pursuant to Nasdaq Listing Rule 5605(a)(2):

●	Hila Karah

●	Todd Thomson

●	James Hamilton

●	David Earhart

●	John Becker

External Directors

Independence

The Companies Law requires Israeli companies with shares that have been offered to the public in or outside of Israel to appoint at least two External Directors, unless certain conditions are met by the company pursuant to the Israeli Companies Regulations (Relief for Companies Whose Shares are Registered for Trading Outside of Israel) — 2000 (the “Relief Regulations”), as further detailed below. According to the Companies Law, no person may be appointed as an External Director if the person or the person’s relative, partner, employer, direct or indirect manager, or any entity under the person’s control has or had, on or within the two years preceding the date of the person’s appointment to serve as External Director, any affiliation with the company or any entity controlling, controlled by or under common control with the company, or any relative of the controlling shareholder. The term affiliation includes an employment relationship; a business or professional relationship maintained on a regular basis; control; and service as an officer or director. Currently, our External Directors are John Becker and David Earhart.

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Corporate Governance

No person may serve as an External Director if the person’s position or other business activities create, or may create, a conflict of interest with the person’s responsibilities as an External Director or may otherwise interfere with the person’s ability to serve as an External Director. Additionally, no person may serve as an External Director if the person, the person’s relative, spouse, employer or any entity controlling or controlled by the person, has a business or professional relationship with someone with whom affiliation (as described in the previous paragraph) is prohibited, even if such relationship is not maintained on a regular basis, excepting negligible relationships, or if such person received from the company any compensation as an External Director in excess of what is permitted by the Companies Law. If, at the time External Directors are to be appointed, all current members of the Board who are not controlling shareholders or relatives of such shareholders are of the same gender, then at least one External Director must be of the other gender.

Financial and Accounting Expertise; Professional Expertise

Under the Companies Law, at least one of the External Directors is required to have “financial and accounting expertise,”, and the other External Director or directors are required to have either “professional expertise,” or “financial and accounting expertise”, all as defined under the Companies Law. However, if at least one of our other directors (i) meets the independence requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (ii) meets the standards of the Nasdaq Listing Rules for membership on the audit committee, and (iii) has accounting and financial expertise as defined under Israeli law, then neither of our External Directors is required to possess accounting and financial expertise as long as both possess other requisite “professional expertise”. Both of our External Directors have “financial and accounting expertise”.

A director can satisfy the requirements of having “financial and accounting expertise” if due to his or her education, experience and qualifications he or she has acquired expertise and understanding in business and accounting matters and financial statements, in a manner that allows him or her to understand, in depth, the company’s financial statements and to spur a discussion regarding the manner in which the financial data is presented.

A public company’s board of directors must evaluate the proposed External Director’s expertise in finance and accounting, by considering, among other things, such candidate’s education, experience and knowledge in the following: (i) accounting and auditing issues typical to the field in which the company operates and to companies of a size and complexity similar to such company; (ii) the company’s independent registered public accountant’s duties and obligations; (iii) preparation of the company’s consolidated financial statements and their approval in accordance with the Companies Law and the Israeli Securities Law — 1968.

Election; Term; Removal of External Directors

External directors are to be elected by a majority vote at a shareholders’ meeting, provided that either: (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company or do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

The initial term of an External Director is three years and may be extended for up to two additional periods of three years each. However, under regulations promulgated pursuant to the Companies Law, companies whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Global Select, Global and Capital markets, may propose that an External Director be reelected by the shareholders for such additional periods, beyond the initial three terms, of up to three years each only if (1) the audit committee and the board of directors, in nominating the External Director, confirms that, in light of the External Director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, (2) the election was approved by the majority of shareholders required to appoint External Directors for their initial term and (3) the term during which the nominee has served as an External Director and the reasons given by the audit committee and board of directors for extending his or her term of office having been presented to the shareholders prior to their approval.

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Corporate Governance

External directors may be removed only by the same percentage of shareholders as is required for their election, or by a court, and then only if the External Director ceases to meet the statutory qualifications for their appointment or if they violate their fiduciary duty to the company. Each committee of a company’s board of directors which has been granted any authority normally reserved for the board of directors must include at least one External Director provided, however that each of the audit committee and the compensation committee, which are statutorily required under the Companies Law, must include all External Directors.

Compensation

An External Director is entitled to compensation as provided in the regulations adopted under the Companies Law and is otherwise prohibited from receiving any other compensation, directly or indirectly, in connection with service provided as an External Director.

Meetings

During 2019, the Board held a total of 15 meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period in which he or she was a director and (2) the total number of meetings of all committees on which he or she served during the period in which he or she was a director. Mr. Samuelson, our Chairman at that time, attended the 2019 Annual Meeting.

Executive Sessions

The independent members of the Board meet regularly in executive sessions without management, to consider such matters as they deem appropriate. Our former Lead Director, Mr. Thomson, presided over all executive sessions until June 8, 2020, when he ceased serving as our Lead Director.

Board Committees

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Copies of the committee charters of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee setting forth the respective responsibilities of the committees can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com, and such information is also available in print to any shareholder who requests it through our Investor Relations department.

Audit Committee

Number of meetings in 2019: 4

The Audit Committee is responsible for overseeing (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications, independence, compensation and performance; (iii) our financial reporting processes and accounting policies; (iii) performance of our internal audit function; and (iv) our compliance with legal and regulatory requirements. In doing so, the Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions.

The Audit Committee’s duties include:

●	determining whether there are delinquencies in the business management practices of a company, including in consultation with an internal auditor or independent auditor, and making recommendations to the Board to improve such practices;

●	reviewing and discussing with management and the independent auditor our financial statements, earnings releases and internal audit reports;

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Corporate Governance

●	subject to shareholder approval, appointing, engaging and establishing the compensation of the independent registered public accounting firm and taking necessary actions to confirm that the accountants are independent of management;

●	reviewing the independent auditor’s plans for the audit, its scope and approach and staffing of the audit and overseeing the work of the independent auditor;

●	approving the audit services and permitted non-audit services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls;

●	recommending to the Board the appointment of the internal auditor and discussing with the internal auditor and management the internal auditor’s report;

●	establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters, and for the confidential, anonymous submission by employees regarding questionable accounting or auditing matters and the protection to be provided to such employees;

●	assessing compliance with our code of business practices and/or code of ethics; and

●	discussing with management our policies and guidelines with respect to risk assessment and risk management.

Under the Companies Law, the responsibilities of the Audit Committee include identifying irregularities in the management of our business and approving related person transactions as required by law, classifying company transactions as extraordinary transactions or non-extraordinary transactions and as material or non-material transactions in which an officer has an interest (which will have the effect of determining the kind of corporate approvals required for such transaction), assessing the proper function of the company’s internal audit regime and determining whether its internal auditor has the requisite tools and resources required to perform his role and to regulate the company’s rules on employee complaints, reviewing the scope of work of the company’s independent accountants and their fees, and implementing a whistleblower protection plan with respect to employee complaints of business irregularities. The responsibilities of the Audit Committee under the Companies Law also include the following matters:

●	establishing procedures to be followed in respect of related person transactions with a controlling shareholder (where such are not extraordinary transactions), which may include, where applicable, the establishment of a competitive process for such transaction, under the supervision of the audit committee, or individual, or other committee or body selected by the audit committee, in accordance with criteria determined by the audit committee; and

●	determining procedures for approving certain related person transactions with a controlling shareholder, which were determined by the audit committee not to be extraordinary transactions, but which were also determined by the audit committee not to be negligible transactions.

Independence and Financial Expertise.   The Audit Committee currently consists of David Earhart (chair), Todd Thomson and John Becker. Since his appointment as the new Chairman of our Board on June 8, 2020, James Hamilton no longer serves on the Audit Committee. The Board has reviewed the background, experience and independence of each Audit Committee member and has determined that each member of the Audit Committee meets the independence requirements under the Nasdaq Listing Rules and the enhanced independence standards for audit committee members required by the SEC. In addition, the Board has determined that Todd Thomson meets the requirements of an audit committee financial expert under SEC rules.

Under Israeli law, a majority of members of the Audit Committee must be independent directors, as defined under Israeli law, and all of the External Directors must be members of the Audit Committee as well. The Audit Committee may not include the Chairman of the Board, any director employed by or otherwise providing services on a regular basis to us, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder, or a controlling shareholder or a relative thereof.

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Corporate Governance

Compensation Committee

Number of meetings in 2019: 9

The Compensation Committee’s duties include:

●	determining our compensation strategy and proposing our Compensation Policy;

●	reviewing and approving the corporate goals and objectives relevant to executive officer compensation;

●	evaluating the performance of executive officers in light of established goals and objectives and determining appropriate terms of compensation;

●	making recommendations to the Board regarding executive compensation, if required by applicable law;

●	discussing with the CEO the incentive compensation programs and corporate goals and objectives for executive officers;

●	recommending cash-based and equity-based incentive compensation plans and arrangements to the Board;

●	making recommendations to the Board for director compensation after reviewing analyses relating the form and amount of compensation to be paid or awarded; and

●	administering our various stock option plans, including the issuance of option grants to employees of the Company and its subsidiaries.

Role of Compensation Consultants and Advisors. The Compensation Committee has the authority, pursuant to its charter, to engage the services of compensation consultants, legal counsel and other advisors as it in its sole discretion deems necessary and appropriate to assist the Compensation Committee in connection with its functions. The Compensation Committee did not engage a compensation consultant in 2019.

Role of Management. Our Compensation Committee meets with our Chief Executive Officer before the end of each fiscal year to discuss the incentive compensation programs to be in effect for our executive officers for the following fiscal year and the corporate goals and objectives relevant to those programs. The Chief Executive Officer is not present during voting or any deliberations of the Compensation Committee as pertaining to the Chief Executive Officer’s compensation terms.

Independence. The Compensation Committee currently consists of John Becker (chair), Hila Karah and David Earhart. Since his appointment as the new Chairman of our Board on June 8, 2020, James Hamilton no longer serves on the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules.

Under Israeli law, a majority of members of the Compensation Committee must be External Directors, as defined under Israeli law, and the remaining member(s) shall be directors who do not receive direct or indirect compensation for their role as directors (other than compensation paid or given in accordance with Israeli Companies Law regulations applicable to the compensation of External Directors, or amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage). The Compensation Committee may not include the chairman of the board, any director employed by or otherwise providing services on a regular basis to us, to a controlling shareholder or to any entity controlled by a controlling shareholder, any director whose main livelihood is dependent on a controlling shareholder, or a controlling shareholder or a relative thereof.

Compensation Committee Interlocks and Insider Participation

During 2019, John Becker, Hila Karah, James Hamilton and David Earhart served as Compensation Committee members. None of these individuals was during 2019, an officer or employee of our Company, or was formerly an officer of our Company. During 2019, none of our executive officers served as a director of another entity, one of whose executive officers served on the Compensation Committee, and none of our executive officers served as a member of the compensation committee of another entity, whose executive officers served as a member of our Board.

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Corporate Governance

There were no transactions during 2019 between our Company and any of the directors who served as members of the Compensation Committee for any part of 2019 that would require disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions.

Nominating and Governance Committee

Number of meetings in 2019: 1

The Nominating and Governance Committee’s duties include:

●	establishing criteria for selecting Board nominees and adopting formal procedures addressing the nominations and selection process;

●	recommending to the Board director candidates for election at the annual meeting of shareholders, or to fill vacancies, pursuant to criteria established by the committee; and

●	considering and recommending the removal of any director, for cause, if necessary.

Independence. The Nominating and Governance Committee consists currently of Hila Karah (chair), James Hamilton, David Earhart and Brian Chang. The Board has determined that each member of the Nominating and Governance Committee meets the independence requirements under Rule 5605(a)(2) of the Nasdaq Listing Rules, except Brian Chang.

Consideration of Director Nominees

Director Qualifications. Our Nominating and Governance Committee believes that members of the Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Ethics. While the Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who have: personal and professional integrity, ethics and values; experience in corporate management, a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; experience in our industry; experience as a board member of another publicly held company; academic expertise in an area of our operations; diversity of experience and perspective including but not limited to diversity in race, gender, geography, thought, viewpoints, background, skills and expertise; and practical and mature business judgment, including ability to make independent analytical inquiries.

Identifying and Evaluating Director Nominees. The Nominating and Governance Committee considers possible candidates for nominees for directors from many sources, including management and shareholders. The Nominating and Governance Committee evaluates the suitability of potential candidates nominated by shareholders in the same manner as other candidates recommended to the Nominating and Governance Committee, in accordance with the criteria described above. The Nominating and Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. The Nominating and Governance Committee also provides input and guidance regarding the independence of directors, for review and approval by our Board. The Nominating and Governance Committee may in the future engage, the services of executive search firms to assist the Nominating and Governance Committee and the Board in identifying and evaluating potential director candidates. In addition, Warburg has the right to nominate directors for service on our Board, as described in more detail under proposal 1.

Shareholder Nominations and Recommendations. The Companies Law provides a process by which one or more shareholders holding 1% or more of the voting rights of a company may propose the nomination of a candidate to the Board of Directors to be brought before the meeting of the shareholders. See “Shareholder Proposals for the 2020 Annual Meeting.”

Code of Ethics

We have adopted a Code of Ethics applicable to our senior financial officers, including our principal executive, financial and accounting officers. The Code of Ethics can be found under the Investor Relations — Corporate Governance — Overview section of our website at www.cyren.com. We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

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Corporate Governance

Related Person Transactions and Other Information

Related Person Transactions Policy

Under applicable Nasdaq Listing Rules, all related person transactions must be approved by our Audit Committee or another independent body of the Board. Current SEC rules define transactions with related persons to include any transaction, arrangement or relationship (i) in which the company is a participant, (ii) in which the amount involved exceeds $120,000 (or, in the case of a smaller reporting company, the lesser of $120,000 or one percent of the average of the company’s total assets at year-end for the last two completed fiscal years), and (iii) in which any executive officer, director, director nominee, beneficial owner of more than 5% of the company’s common stock, or any immediate family member of such persons has or will have a direct or indirect material interest. All directors must recuse themselves from any discussion or decision in which they may have a conflict (i.e. matters affecting their personal, business or professional interests).

In addition, pursuant to the Companies Law, an office holder (as defined under the Companies Law, which includes directors, the CEO, other executive officers and any other managers directly subordinate to the CEO) is required to promptly disclose to the company any personal interest that he or she may have and all related material information or documents relating to any existing or proposed transaction by the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the Board at which the transaction is considered. An office holder is not obliged to disclose such information if the personal interest of the office holder derives solely from the personal interest of his or her relative in a transaction that is not considered as an extraordinary transaction.

The term “personal interest” is defined under the Companies Law to include the personal interest of a person in an action or in the business of a company, including the personal interest of such person’s relative or the interest of any corporation in which the person is an interested party, but excluding a personal interest stemming solely from the fact of holding shares in the company. A personal interest furthermore includes the personal interest of a person for whom the office holder holds a voting proxy or the interest of the office holder with respect to his or her vote on behalf of the shareholder for whom he or she holds a proxy even if such shareholder itself has no personal interest in the approval of the matter.

Under the Companies Law, an extraordinary transaction which requires approval is defined as any of the following: (i) a transaction other than in the ordinary course of business; (ii) a transaction not on market terms; or (iii) a transaction that may have a material impact on the company’s profitability, assets or liabilities.

Under the Companies Law, once an office holder has complied with the disclosure requirement described above, a company may approve a transaction between the company and the office holder or a third party in which the office holder has a personal interest, or approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. However, a company may not approve a transaction or action that is adverse to the company’s interest or that is not performed by the office holder in good faith.

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. The definition of “controlling shareholder” in connection with matters governing: (i) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, (ii) certain private placements in which the controlling shareholder has a personal interest, (iii) certain transactions with a controlling shareholder or relative with respect to services provided to or employment by the company, (iv) the terms of employment and compensation of the general manager, and (v) the terms of employment and compensation of office holders of the company when such terms deviate from the compensation policy previously approved by the company’s shareholders, also includes shareholders that hold 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company (and the holdings of two or more shareholders which each have a personal interest in such matter will be aggregated for the purposes of determining such threshold).

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Corporate Governance

Under the Companies Law, extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, require the approval of the audit committee, the board of directors and the shareholders, in that order. Extraordinary transactions concerning the terms of engagement of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the compensation committee, the board of directors and the shareholders, in that order. In addition, the approval of such extraordinary transactions by the shareholders require at least a majority of the shares voted by the shareholders of the company participating and voting in a shareholders’ meeting, provided that one of the following requirements is fulfilled: (i) at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or (ii) the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

If such extraordinary transaction concerns the terms of office and employment of such controlling shareholder, in his capacity as an office holder or an employee of the company, such terms of office and employment approved by the compensation committee and board of directors shall be in accordance with the compensation policy of the company. Nonetheless, the compensation committee and the board of directors may approve terms of office and compensation of a controlling shareholder which do not comply with the company’s compensation policy, provided that the compensation committee and, thereafter, the board of directors approve such terms, based on, among other things, the considerations listed under Section 267B(a) and Parts A and B of Annex 1A of the Companies Law, which include those considerations described in proposal 2. Following such approval by the compensation committee and board of directors, shareholder approval would be required.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval, in the same manner described above, is required once every three years, unless, with respect to extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, the audit committee determines that the duration of the transaction is reasonable given the circumstances related thereto.

Transactions with Related Persons

Except as set forth below, since January 1, 2018, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our Ordinary Shares or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K.

On November 6, 2017, Warburg, our controlling shareholder, purchased 10.6 million Ordinary Shares from us for $1.85 per share, representing gross proceeds of approximately $19.6 million. In connection with the private placement, we entered into a registration rights agreement with Warburg with respect to such Ordinary Shares.

On December 5, 2018, we issued $10.0 million aggregate principal amount of convertible notes (the “Convertible Notes”) in a private placement to affiliates of Yelin Lapidot Holdings Management Ltd., which holds more than 5% of our securities. The Convertible Notes are unsecured, unsubordinated obligations of Cyren and carry a 5.75% interest rate, payable semi-annually in (i) 50% cash and (ii) 50% cash or ordinary shares at Cyren’s election. The Convertible Notes have a 3-year term and mature in December 2021, unless converted in accordance with their terms prior to maturity. The Convertible Notes were issued with a conversion price of $3.90 per share which was subject to adjustment using a weighted average ratchet mechanism based on the size and price of future equity offerings and the total shares outstanding. As a result of the rights offering described below, in November 2019, the conversion price of the Convertible Notes was adjusted to $3.73. In addition, the Convertible Notes would be subject to immediate conversion upon any change in control in the Company (or subject to repayment if the price in the change in control transaction is less than the conversion price). Since December 5, 2018, we paid a total of $0 in principal and $862,500 in interest on the Convertible Notes. As of the date hereof, the aggregate principal amount of Convertible Notes outstanding was $10 million.

On November 7, 2019, we closed our rights offering, pursuant to which we issued 4,635,584 Ordinary Shares at $1.73 per share. Of these, we issued 4,624,277 Ordinary Shares to Warburg upon exercise of its basic and over-subscription rights in the rights offering. The ordinary shares were issued at $1.73 per share, for a total of approximately $8 million of gross proceeds to us.

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Corporate Governance

On March 19, 2020, our Chief Executive Officer, Brett Jackson, participated in our offering of 5.75% convertible debentures due March 2024 (the “Debentures”), in which he purchased from us a Debenture in the principal amount of $250,000 pursuant to a purchase agreement. We also entered into a registration rights agreement with Mr. Jackson and the other purchasers pursuant to which we agreed to, among other things, file one or more registration statements with the SEC within sixty days of the date of the registration rights agreement upon any conversion of the Debentures or as interest payments. The Company has not yet paid any principal or interest on the Debentures.

Board’s Role in Risk Oversight

The role of the Board is to understand the nature of the material risks we face and, based upon the information brought to its attention by management and our risk management processes, policies and procedures, evaluate whether such processes, policies and procedures are reasonably designed to respond to and mitigate the risks we face. Throughout the year, the Board, the Audit Committee and the Compensation Committee receive periodic reports from management identifying and explaining key areas of risk applicable to us and an explanation of the processes, policies and procedures in place to monitor and assess those risks.

The Board, the Audit Committee and the Compensation Committee oversee the risks pertaining to their principal areas of focus as described below:

Board. Considers strategic and operational risks associated with the annual operating plan and other current matters that may present material risks to our operations, plans, prospects or reputation.

Audit Committee. Considers major financial and accounting risk exposures.

Compensation Committee. Considers risks associated with our compensation programs, policies and practices and strives to create incentives that do not encourage risk-taking behavior that is inconsistent with the Company’s business strategy.

Director Compensation

Under the Companies Law, our directors can be paid for their services as directors to the extent such payments are in accordance with the compensation policy adopted by the Company after approval by the Compensation Committee, our Board and our shareholders by ordinary majority, or, if their compensation deviates from the compensation policy, after approval by the Compensation Committee, our Board and our shareholders by a special majority, provided that (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders of the Company or who do not have a personal interest in the compensation paid to the directors and participating in the vote or (ii) the total of opposing votes from among the shareholders described in subsection (i) above does not exceed 2% of all the voting rights in the Company.

At our 2019 Annual Meeting, our shareholders approved the amendment of our non-executive director compensation policy and approved that the cash compensation paid to non-employee directors (other than Mr. Samuelson, our former Chairman) will be $7,500 per quarter and $15,000 per quarter for the Lead Director. Directors are also reimbursed for their expenses for each Board meeting attended. New non-employee directors are currently entitled to an initial grant of 50,000 options. In addition, our shareholders approved that non-employee directors who are re-elected at the annual meeting of shareholders are entitled to additional grants of 20,000 restricted stock units (“RSUs”), except for Mr. Thomson who until, June 8, 2020, was entitled to an annual grant of 30,000 RSUs in his capacity as Lead Director, and David Earhart who is entitled to an annual grant of 24,000 RSUs in his capacity as Chair of the Audit Committee. After stepping down as Lead Director, effective June 8, 2020, Mr. Thomson became entitled to the same compensation as other directors of the Company.

At our 2019 Annual Meeting, our shareholders further approved the compensation terms for Mr. Samuelson as then non-executive Chairman of the Board. Effective May 5, 2019, Mr. Samuelson stepped down as our CEO, however, he continued to serve as Chairman of our Board until June 8, 2020. Mr. Samuelson previously did not receive compensation for his service as Chairman while serving as our CEO. Our shareholders approved that Mr. Samuelson would be entitled to annual cash compensation of $15,000 per month, paid quarterly as of May 6, 2019. Mr. Samuelson also received a grant of 25,000 RSUs which was issued to him on the date of the 2019 Annual Meeting, as well as the following additional terms with respect to his previous equity grants: (i) existing vested options will expire on the earlier of (x) 6 years from date of grant and (y) three months after Mr. Samuelson’s service as a director ends; (ii) existing unvested equity grants fully vested on May 6, 2020 (one year after the first day of Mr. Samuelson’s service as Chairman-only); and (iii) accelerated vesting for unvested equity grants should Mr. Samuelson have been removed as Chairman without cause prior to May 6, 2020. After stepping down as Chairman, effective June 8, 2020, Mr. Samuelson became entitled to the same compensation as other directors of the Company.

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Corporate Governance

The table below summarizes the compensation paid by us to our non-employee directors for services rendered in 2019.

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)(4)	Option Awards(4)	Total
Hila Karah	$30,000		$27,100	—	$57,100
Todd Thomson	60,000		54,200	—	114,200
James Hamilton	30,000		27,100	—	57,100
John Becker	30,000		27,100	—	57,100
David Earhart	30,000		27,100	—	57,100
Cary Davis	30,000		27,100	—	57,100
Brian Chang	30,000		27,100	—	57,100
Lauren Zletz	30,000		27,100	—	57,100
Rajveer Kushwaha	30,000		27,100	—	57,100
Lior Samuelson	116,703	(3)	39,750	—	156,453

(1)	The amounts shown in this column represents the estimated aggregate grant date fair value of the RSU awards granted to the non-employee directors in 2019. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU awards are set forth in Note 2.q in our financial statements, which is included in our 2019 Annual Report.
(2)	Each director received a grant on January 22, 2019 of 10,000 RSUs under our 2016 Non-Employee Director Equity Incentive Plan, except for Mr. Thompson who received a grant of 20,000 RSUs for his service as Lead Director and Mr. Samuelson who received a grant of 25,000 RSUs on July 30, 2019 for his service as Chairman.
(3)	Mr. Samuelson’s employment as CEO ended on May 5, 2019, when he returned to the position as Chairman of the Board with an annual base salary of $180,000. The fees above are pro-rated for his partial year of service as Chairman.
(4)	The table below sets forth the aggregate number of RSUs and unexercised stock options outstanding at December 31, 2019 for each of our non-employee directors.

Name	Aggregate Number of RSUs Outstanding at December 31, 2019	Aggregate Number of Unexercised Stock Options Outstanding at December 31, 2019
Lior Samuelson	56,250	603,797
Hila Karah	17,500	33,334
Todd Thomson	35,000	16,667
James Hamilton	17,500	16,667
John Becker	17,500	50,000
David Earhart	17,500	16,667
Cary Davis	10,000	50,000
Brian Chang	10,000	50,000
Lauren Zletz	10,000	50,000
Rajveer Kushwaha	10,000	50,000

Non-Employee Director Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Non-Employee Director Equity Incentive Plan, as amended and restated (the “Non-Employee Director Equity Incentive Plan”). This plan replaced all previous non-employee stock option plans which terminated. The Non-Employee Director Equity Incentive Plan allows for the issuance of RSUs, as well as options. Each option and RSU granted under the Non-Employee Director Equity Incentive Plan generally vests over a period of four years. Each option has an exercise price equal to the fair market value of the Ordinary Shares on the grant date of such option. Options granted under the Non-Employee Director Equity Incentive Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the relationship with us, unless the termination is in connection with a Change in Control in which case the unvested options or RSUs would be subject to full accelerated vesting.

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PROPOSAL TWO — APPROVAL OF CHAIRMAN COMPENSATION

Background

As discussed above, effective June 8, 2020, Mr. Samuelson stepped down as Chairman of our Board and the Board appointed Mr. Hamilton to serve as the new Chairman.

Under the Companies Law, the compensation terms of directors of the Company, whether in their capacity as Chairman, director or otherwise, require shareholder approval. Therefore, subject to his election under proposal 1 above, Mr. Hamilton’s compensation as Chairman is subject to this shareholder approval requirement. This approval will continue in effect for subsequent years as long as such compensation is not increased.

The Company’s Compensation Policy provides that non-employee directors may be compensated up to the maximum pay allowable to external directors under the Companies Regulation (Relief for Public Companies Traded in Stock Exchange Outside of Israel), 5760-2000 unless our shareholders approve higher compensation from time to time. The proposed compensation terms for Mr. Hamilton deviate from the Compensation Policy as they are higher than the maximum pay allowable under the Compensation Policy. As a result, in accordance with the provisions of the Companies Law, the Compensation Committee, Board and shareholders must approve such compensation terms, where shareholder approval must be by way of a special majority vote. The Compensation Committee and Board reviewed the proposed Chairman compensation terms and approved them having weighed, inter alia, the considerations set forth in Section 267B(a) of the Companies Law, and taking into consideration the factors set forth in Part A of Annex A to the Companies Law which include:

●	the promotion and the advancement of the Company’s goals, its work plan and its long term views;

●	the size of the Company and the nature of its operations;

●	the educational, professional experience and accomplishments of Mr. Hamilton; and

●	the position, responsibilities and prior compensation arrangements with Mr. Hamilton;

Our shareholders are being asked to approve the following compensation for Mr. Hamilton’s service as Chairman, as such terms were approved by our Compensation Committee and our Board:

●	Annual Cash Compensation —$7,500 per quarter (same as other directors); and

●	Equity Compensation: 45,000 RSUs (25,000 additional RSUs than other directors receive) to be issued on the date of shareholder approval and which will vest in four equal annual installments on each anniversary of the grant date.

Proposal

It is proposed that the following resolution be adopted by shareholders:

“RESOLVED, that the compensation terms for James Hamilton, the Company’s Chairman of the Board, as presented above, are hereby approved.”

Vote Required

Approval of the Chairman’s compensation requires the affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the approval of the Chairman’s compensation, provided that, either (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company or do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

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Proposal Two — Approval of Chairman Compensation

For further information on the definition of “controlling shareholder” and “personal interest”, see “Questions and Answers about Voting at the Annual Meeting and Related Matters — How many votes are required for approval of each of the proposals?”

Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

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PROPOSAL THREE — APPROVAL OF EQUITY-BASED COMPENSATION TO OUR CHIEF EXECUTIVE OFFICER

Background

Under the Companies Law, the compensation of our Chief Executive Officer must be approved by our Compensation Committee, Board and shareholders, in that order. In addition, under the Companies Law, when approving such compensation, the Compensation Committee and Board must determine that the compensation is in accordance with the Company’s Compensation Policy.

On February 11, 2020, our Compensation Committee and Board approved the proposed grant of equity-based compensation to our Chief Executive Officer, Brett Jackson, and recommended that shareholders approve such equity-based compensation at the Annual Meeting. Our Compensation Committee and Board determined that such compensation is in accordance with our Compensation Policy.

Proposed Equity-Based Compensation

We are asking shareholders to approve a one-time grant to Mr. Jackson of 800,000 RSUs under our 2016 Equity Incentive Plan. The RSUs will vest in four equal annual installments on each anniversary of February 11, 2020, the date our Board approved the grant of RSUs to Mr. Jackson.

The Compensation Committee and Board considered that Mr. Jackson’s current compensation level is below market and that the award of equity-based compensation is therefore critical to provide an effective retention incentive.  The  RSU grant has a four year vesting period, offering a significant retention effect, as well as incentivizing long term value creation, since the ultimate grant value is dependent  on  our  share  price  and  on  Mr. Jackson  continuing  his  service  with  the  Company  during  the vesting  period. Additionally, the Compensation Committee and Board noted in their approval that the proposed equity-based compensation is intended to compensate Mr. Jackson for his proven value and contributions in a relatively short period to the Company’s development and business and is in accordance with our Compensation Policy.  Specifically, over the last 12 months, Mr. Jackson has been instrumental in streamlining the operations of the Company, successfully launching the Cyren Inbox Security product and completing a financing for the Company despite challenging market conditions. Accordingly, our Compensation Committee and Board believe that this equity grant to Mr. Jackson is in line with the best interests of the Company and its shareholders.

Proposal

It is proposed that the following resolution be adopted by shareholders:

“RESOLVED, that the equity-based compensation for the Company’s Chief Executive Officer, as presented above, is hereby approved.”

Vote Required

Approval of the Chief Executive Officer’s equity-based compensation requires the affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting on the approval of the Chief Executive Officer’s equity-based compensation, provided that, either (i) the shares voting in favor of the proposal include at least a majority of the shareholders who are not controlling shareholders of the Company or do not have a personal interest with respect to such proposal voting on the matter (excluding the vote of abstaining shareholders); or (ii) the total shareholdings of the shareholders who are not controlling shareholders of the Company or do not have a personal interest who vote against the proposal do not represent more than 2% of the voting rights in our Company.

For further information on the definition of “controlling shareholder” and “personal interest”, see “Questions and Answers about Voting at the Annual Meeting and Related Matters — How many votes are required for approval of each of the proposals?”

Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table identifies our current executive officers, their ages and their respective positions. Biographical information with respect to Brett Jackson is set forth above under “Proposal 1—Election of Directors.”

Name	Age	Position
Brett Jackson	61	Chief Executive Officer
Atif Ahmed	46	Vice President Sales, EMEA
Boris Bogod	45	Vice President, Global Cloud Operations
Bruce Johnson	63	Vice President, Sales North America
Richard Ford	50	Chief Technology Officer
Lior Kohavi	50	Chief Strategy Officer & EVP, Advanced Solutions
Matt Mosley	43	Vice President, Product Management
Eva Markowitz	46	Vice President, Human Resources
J. Michael Myshrall	50	Chief Financial Officer
Eric Spindel	43	Vice President, General Counsel and Corporate Secretary
Michael Tamir	46	Vice President, Global Support Services

Atif Ahmed joined Cyren in July 2016 and is responsible for overseeing sales, services, strategic channels and alliances in the Europe, Middle East and Africa (EMEA) region for Cyren, as well as driving additional business in new EMEA territories. With more than 20 years of experience in the security space, Ahmed most recently served in senior sales leadership positions at AppSense from January 2015 to July 2016, Websense from April 2011 to January 2015 and Check Point Software from June 2004 to June 2010. He also previously held sales management roles in the security business unit at Azlan and at Acer UK. Mr. Ahmed holds a holds a B.Sc. in Computing from the University West of England.

Boris Bogod joined Cyren in August 2017 and is responsible for the infrastructure and operation of Cyren’s global security cloud. He brings to the task over 20 years of experience deploying, managing and optimizing IT networks and the delivery of cloud services. Mr. Bogod joined Cyren from Sears Israel (subsidiary of SHC) where he served as Director of Operations and then Vice President of Operations from August 2010 to August 2017, and previously held senior operations and infrastructure management positions for several Web based companies including ICAP, Playtech and others. Mr. Bogod holds a B.Sc. in Industrial Engineering and Management (specialization in Information Systems) from Ben-Gurion University in the Negev.

Bruce Johnson joined Cyren in August 2019 and is responsible for leading Cyren’s sales and go-to-market activities in the Americas. He has over 30 years of experience leading sales teams for high-growth cybersecurity companies, including several which have had successful exits. Bruce has held senior sales leadership positions at 4iQ (April 2018 – January 2019), Vaultive (September 2015 – March 2018), Fortscale (July 2014 – June 2015), Thales-Vormetric (May 2003 – January 2014), Entercept Security Technologies, Arcot Systems and Axent. He holds a Bachelor’s degree in Economics and Marketing from California State University in Chico.

Dr. Richard Ford joined Cyren in May 2019. Dr. Ford was previously Chief Scientist and Chief Technology Officer at Forcepoint, a developer and marketer of cybersecurity software, from January 2016 to April 2019. He spent over 20 years as a researcher of anti-malware and advanced threat detection technologies for various companies. During his career, Dr. Ford has held positions with Virus Bulletin, IBM Research, Command Software Systems, and NTT Verio. He has published numerous papers and holds several patents in the security area, and held an endowed chair as Head of the Computer Sciences and Cybersecurity Department at the Florida Institute of Technology (July 2004-July 2015). Dr. Ford holds a Bachelor’s, Master’s and D.Phil. in Physics from the University of Oxford.

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Information About Our Executive Officers

Lior Kohavi joined Cyren in June 2013 as Chief Technology Officer and was appointed as Chief Strategy Officer & EVP, Advanced Solutions in May 2019. Mr. Kohavi brings over 25 years of vast experience as an engineer, product and technology executive. Previously, Mr. Kohavi held multiple leadership roles, including business strategy architect and partner group manager at Microsoft, VP and GM at Websense, VP Engineering and EVP product management and strategy at Whale Communications (Microsoft acquired). Mr. Kohavi also served as a GM at Cylink VPN Labs and led the development of cryptographic network security products at Algorithmic Research (Cylink acquired) and served as head of the Israel Air Force’s Network and Operations Systems Department. Mr. Kohavi holds a B.A. degree in computer science from Bar-Ilan University and an Executive MBA from Tel Aviv University.

Matt Mosley joined Cyren in November 2019 as Vice President Product Management. Mr. Mosley oversees our global product management team and is responsible for developing and delivering Cyren’s product vision. Previously, from June 2018 to November 2019, Mr. Mosley held multiple leadership positions at Devo, where he was Vice President of Products for Devo’s Cyber Security business. Prior to Devo, from June 2014 to March 2018, Mr. Mosley served as Director of Product Management for Symantec’s MSSP business and has held other senior leadership roles with leading security firms including NetIQ, Internet Security Systems, Intellitactics, and Brabeion Software. Mr. Mosley is a frequent speaker and writer on information security topics and holds the CISSP, CISM, and CISA designations.

Eva Markowitz, SPHR, SWP, SHRM-SCP, joined Cyren as Vice President Human Resources in October 2013. With more than 15 years of Human Resource leadership, Ms. Markowitz orchestrates the management and development of Cyren’s most valuable asset: its employees. She previously worked as Human Resources Director for the Analysis Research Planning Corporation (ARPC). She has also held positions with Thomas & Herbert Consulting, LLC, and SteelCloud. Ms. Markowitz received her B.A. from the University of Maryland.

J. Michael Myshrall joined Cyren in January 2011 serving as Vice President of Corporate Development and subsequently served as Vice President of Financial Planning & Analysis. Since March 2014, Mr. Myshrall has been the company’s Chief Financial Officer. Mr. Myshrall brings two decades of investment banking, business development and technology experience. Prior to joining Cyren, he focused on technology strategy, financial advisory and mergers and acquisitions, first with Mercator Capital and more recently with Trilos Ventures. Mr. Myshrall previously held various roles with Nortel, Newbridge Networks, Corvis, and Civcom. He holds a degree in electrical engineering from the University of New Brunswick and an MBA from Harvard Business School.

Eric Spindel joined Cyren in May 2016 as General Counsel and Corporate Secretary. Mr. Spindel is responsible for all legal, regulatory, compliance, and corporate governance functions for Cyren. Before joining Cyren, he was a partner from September 2011 to April 2016, at Yigal Arnon & Co., one of Israel’s leading law firms. Mr. Spindel previously practiced corporate and securities law for a number of years at Skadden, Arps, Slate, Meagher & Flom LLP and Davies Ward Phillips & Vineberg LLP, and also served as internal counsel for a private equity firm. He received a joint JD/MBA degree from Osgoode Hall Law School/Schulich School of Business in Toronto, Canada.

Michael Tamir joined Cyren in 2000 and is responsible for Cyren’s global support, deployment and customer success teams. He has previously served as director of security solutions, director of technical services, and director of professional services at Cyren the past 14 years. Prior to joining the Company, Mr. Tamir spent six years in various system administrator and IT manager roles.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation paid by us in the past two fiscal years to: (i) our Chief Executive Officers; (ii) our Chief Financial Officer; and (iii) our Vice President Sales, EMEA. We refer to the persons listed in (i) through (iii) collectively as our named executive officers or NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(6)		Total ($)
Lior Samuelson	2019	138,799	(2)	-		39,750	-	-		188,438		366,986
Chief Executive Officer(8)	2018	312,000		84,600		115,000	322,366	-		30,142		864,108
Brett Jackson	2019	239,355	(3)	-	(4)	1,287,900	763,310	-		25,247		2,315,812
Chief Executive Officer(9)
J. Michael	2019	260,125		-	(4)	250,000	-	-		38,059		548,184
Myshrall Chief Financial Officer	2018	260,125		99,888		69,000	-	-		45,586		474,599
Atif Ahmed	2019	263,172	(7)	-		150,000	-	142,939	(5)(7)	51,582	(7)	607,693
Vice President Sales, EMEA	2018	191,835	(7)	-		46,000	-	303,164	(5)(7)	46,403	(7)	587,402

(1)	The amounts shown represent the estimated aggregate grant date fair value of the awards made in each fiscal year relating to RSUs and options granted to the NEOs. The aggregate grant date fair value of these awards is computed in accordance with FASB ASC Topic 718. Assumptions used in determining the aggregate grant date fair value of RSU and option awards are set forth in Note 2 in our financial statements, which are included in our 2019 Annual Report. The stock awards represent the grant date fair value of awards to (i) Mr. Samuelson of 25,000 RSUs awarded in July 2019, (ii) Mr. Jackson of 1,080,000 stock options awarded in May 2019 and 810,000 RSUs awarded in July 2019, (iii) Mr. Myshrall of 97,276 RSUs awarded in February 2019 and (iv) Mr. Ahmed of 58,366 RSUs awarded in February 2019. Mr. Jackson’s stock option grants vest over four years beginning on May 6, 2019 and his RSU grants vest in four equal annual installments beginning on July 30, 2019; Mr. Samuelson’s RSU grants vest in four equal quarterly installments beginning on July 30, 2019; Mr. Myshrall’s and Mr. Ahmed’s RSU grants fully vested after one year on February 17, 2020.

(2)	Mr. Samuelson’s employment as CEO ended on May 5, 2019 with an annual base salary of $312,000, when he returned to the position as Chairman of the Board. The 2019 salary listed above is pro-rated for his partial year of employment as CEO and his compensation as Chairman is listed on page 20. Upon termination as CEO, Mr. Samuelson was also awarded severance and accrued vacation, which is included in the All Other Compensation column.

(3)	Mr. Jackson’s employment with the Company started on May 6, 2019 with an annual base salary of $365,000 and annual target bonus of $225,000. The 2019 salary listed above is pro-rated for his partial year of employment, and no executive bonuses were awarded for the 2019 fiscal year.

(4)	No executive bonuses were awarded for the 2019 fiscal year.

(5)	This amount represents commission earned in 2019 and 2018 based on the achievement of pre-established sales targets.

(6)	Includes Social Security & Medicare paid by the Company, pension fund, 401(k) match, health insurance premiums, in the case of Mr. Ahmed, car allowance, and in the case of Mr. Samuelson, severance.

(7)	In the case of Mr. Ahmed, converted from British Pound to U.S. Dollars using currency ratio of 1.00 British Pound Sterling = 1.3159 U.S. Dollars as of December 31, 2019.

(8)	Mr. Samuelson served as CEO until May 5, 2019.

(9)	Mr. Jackson commenced his tenure as CEO on May 6, 2019.

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Executive Compensation

Executive Compensation Policy

On August 28, 2018, our shareholders approved the Cyren Executive Compensation Policy (the “Compensation Policy”), which had been recommended by the Compensation Committee and approved by the Board, for our directors and officers, in accordance with the requirements of the Companies Law. The Compensation Policy includes, among other matters prescribed by the Companies Law, a framework for establishing the terms of office and employment of the directors and officers and guidelines with respect to the structure of the variable pay of officers.

The Compensation Policy provides that the compensation package for officers shall generally consist of some or all of the following items:

●	Fixed base salary;

●	Performance-based rewards (Annual, Special and Signing Bonuses);

●	Equity-based compensation;

●	Social benefits; and

●	Retirement and termination payment.

In particular, the Compensation Policy, (i) sets an annual cap of US$450,000 for the annual base salary for officers (including the CEO); (ii) sets an annual cap of 600% of the annual base salary on equity based compensation to current officers or a one-time grant of up to 5% of our outstanding shares at the date of grant for new executive hires; and (iii) sets an annual cap of 200% of the annual base salary for performance based cash awards (which may include any combination of annual bonus, special bonus in recognition of outstanding contributions and/or signing bonus for new hires).

With respect to bonuses, the calculation for each officer is a product of our performance and individual performance and the Compensation Policy further provides that the majority of any cash bonus must be based on measurable criteria (i.e. financial measures or individual performance criteria while a smaller portion may be discretionary. Equity based compensation may be granted in any form permitted under our Equity Plans, including stock options and RSUs. Equity grants to officers shall be made in accordance with the terms of the Equity Plans.

The Compensation Policy also includes a claw back provision which provides that officers will be required to refund any part of the annual performance-based bonuses paid based on financial results that are proven to be inaccurate and which are restated in the financial statements during the three years following the actual payment of the annual bonus, provided the officer is still employed by us upon publication of the restated financial statements.

We may indemnify, insure and exculpate the officers to the full extent permitted by applicable law from time to time, including by entering into indemnification, insurance and exculpation agreements, subject to the requisite approvals under applicable law.

Finally, the Compensation Policy provides that non-employee directors may be compensated up to the maximum pay allowable under Israeli law unless our shareholders approve higher compensation from time to time.

Our Compensation Committee will periodically review the Compensation Policy and monitor its implementation, and recommend to our Board and shareholders to amend the Compensation Policy as it deems necessary from time to time. The term of the Compensation Policy is three years as of the date of its adoption, during which, the Board is required to examine the Policy and revise it from time to time, if the circumstances under which it had been adopted have materially changed. Following such three year term, the Compensation Policy, including any revisions recommended by our Compensation Committee and approved by our Board, as applicable, will be brought once again to the shareholders for approval.

Employment Agreements; Termination and Change in Control Provisions

We have entered into employment agreements with each of our named executive officers. A summary of the material terms of our current employment arrangements with each of these officers is set forth below. The summaries below are qualified in their entirety by reference to the text of their employment agreements, which were filed with our 2019 Annual Report.

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Executive Compensation

Mr. Jackson Executive Employment Agreement

Pursuant to the terms of the executive employment agreement dated April 23, 2019 between the Company and Mr. Jackson, he became our Chief Executive Officer effective May 6, 2019 following Board approval on April 23, 2019.

Under this executive employment agreement, Mr. Jackson’s employment is on an at-will basis and can be terminated by Mr. Jackson upon 30 days’ advance written notice, except in the case of termination for “Cause”. Mr. Jackson is entitled to the following compensation:

●	an annual base salary of $365,000;

●	annual bonus of up to $225,000 which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

●	initial grants of 1,080,000 stock options and 810,000 RSUs under the Company’s 2016 Equity Incentive Plan.

In connection with his employment with our Company, Mr. Jackson also signed a confidentiality and inventions assignment agreement.

Mr. Jackson’s executive employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Cause”, death or disability and other than during the period one month before and 12 months after a “change in control,” or if Mr. Jackson terminates his employment for “good reason”:

●	an advance notice period of 3 months followed by a lump sum payment equal to 6 months of his then annual base salary;

●	9 months of accelerated vesting for all unvested time-based equity awards; and

●	continued Company-paid COBRA coverage for 9 months.

In connection with any termination by the Company other than for “Cause” death or disability and termination occurs during the period one month before and 12 months after a “change in control,” he will be entitled to receive:

●	a lump sum payment equal to 6 months of his then annual base salary;

●	100% accelerated vesting for all unvested time-based equity awards; and

●	continued Company-paid COBRA coverage under Cyren’s health/vision/dental plan for Executive and his eligible dependents for 6 months.

Under Mr. Jackson’s executive employment agreement, “Cause” means (i) a dishonest act or fraud by Mr. Jackson involving his responsibilities as an employee or his failure to abide by the Company’s code of conduct or other material policies; (ii) Mr. Jackson being convicted of, or “no contest” plea to, a felony or crime involving fraud, embezzlement, dishonesty, misappropriation of funds or other moral turpitude; (iii) Mr. Jackson’s gross negligence or willful misconduct in performance of duties; (iv) Mr. Jackson’s repeated failure to perform any reasonable assigned duties after written notice from the Board; (v) a material breach by Mr. Jackson of his fiduciary duty, or duty of loyalty or breach of duty of confidentiality; or (vi) Mr. Jackson’s action or inaction which, in the reasonable discretion of the Board, causes actual material harm to the Company.

“Good Reason” means any of the following: (i) a material reduction in Mr. Jackson’s annual base salary or target bonus amount without his consent; (ii) a change in the geographic location to greater than fifty (50) miles from Cyren’s current Virginia office location without Mr. Jackson’s consent; (iii) a change in Mr. Jackson’s position with the Company which materially reduces his duties and responsibilities without his’s consent or (iv) any other action or inaction that constitutes a material breach by the Company of this Agreement.

“Change of Control” means the occurrence of either of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Warburg Pincus and/or its affiliates, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

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Executive Compensation

Mr. Myshrall Offer Letter

Pursuant to the terms of the Offer Letter dated January 9, 2011 between the Company and Mr. Myshrall, he became our VP, Corporate Business Development effective January 9, 2011. Mr. Myshrall was later appointed Chief Financial Officer following board approval in March 2014. The terms of Mr. Myshrall’s employment were supplemented by letter agreement on March 2, 2020.

Mr. Myshrall’s employment is on an at-will basis and can be terminated by Mr. Myshrall upon 30 days’ advance written notice, except in the case of termination for “Cause.” Mr. Myshrall is currently entitled to the following compensation:

●	an annual base salary of $260,125;

●	annual bonus of up to 40% of his base salary which will be based on pre-determined performance targets approved by the Compensation Committee and Board; and

●	an initial grant of 50,000 stock options under the Company’s stock option plan.

Mr. Myshrall’s employment agreement grants him certain rights upon termination of his employment. In connection with any termination by the Company other than for “Cause,” or should Mr. Myshrall voluntarily terminate his employment for “Good Reason,” Mr. Myshrall shall be entitled to:

●	severance equal to 6 months of his then annual base salary; and

●	continued Company-paid COBRA coverage for 6 months;

Under Mr. Myshrall’s agreement, “Cause” is as defined in the Company’s 2016 Equity Incentive Plan.

“Good Reason” means any of the following: (i) the assignment of employment responsibilities which are not of comparable responsibility and status as the employment responsibilities held immediately prior to a change of control; (ii) a reduction of title below that of a Vice President of the Company; (iii) the requirement to relocate in order to work out of one the Company’s corporate offices, rather than working from Mr. Myshrall’s office in Virginia or (iv) a reduction by the Company of Mr. Myshrall’s annual base salary as in effect immediately prior to a change of control.

Mr. Ahmed Letter Agreement

Pursuant to the terms of an employment contract dated June 29, 2016 between the Company and Mr. Ahmed, he became our Vice President, Sales - EMEA on July 11, 2016.

Under this agreement, Mr. Ahmed’s employment is on an at-will basis and can be terminated by either party upon 90 days’ advance written notice, except in the case of termination for “Good Cause”. Mr. Ahmed is currently entitled to the following compensation:

●	an annual base salary of £200,000, with any subsequent base salaries to be reviewed at the beginning of each calendar year;

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Executive Compensation

●	annual variable commission targets of £150,000 per year, based on the achievement of sales targets to be set annually;

●	an initial grant of 140,000 stock options under the Company’s stock option plan; and

●	benefits including private medical insurance coverage of up to £19,200 per year, car allowance of £10,000 per year, and pension contribution of £5,000 per year.

In connection with his employment with our Company, Mr. Ahmed’s agreement also includes non-disclosure and inventions assignment undertakings.

Mr. Ahmed’s agreement grants him certain rights upon termination of his employment. In connection with any termination other than for “Good Cause” or disability:

●	Mr. Ahmed will receive his salary and the standard contractual social benefits he is entitled to receive during the notice period, whether he continues to perform his duties during the notice period or whether placed on ‘garden leave’ by the Company;

●	Under Mr. Ahmed’s employment agreement, “Good Cause” means (i) an action by Mr. Ahmed involving gross misconduct which affects the business of the Company; (ii) a serious or repeated breach by him of any provision of his employment agreement or a violation by him of a reasonable and lawful Company rule; (iii) him being negligent and incompetent in the performance of his duties, as reasonably determined by the Board; (iv) him being declared bankrupt or if he makes any arrangement with or for the benefit of his creditors or has a county court administration order made against him under the County Court Act 1984; (v) him being convicted of any criminal offence (other than an offence under any road traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); (vi) him becoming of unsound mind (which includes lacking capacity under the Mental Capacity Act 2005), or a patient under any statute relating to mental health; (vii) him no longer being able to work in the United Kingdom; (viii) him committing any fraudulent or dishonest acts or him acting in any manner which in the opinion of the Company brings or is likely to bring him or the Company into disrepute or is materially adverse to the interests of the Company; (ix) him committing a serious breach of any rules issued by the Company from time to time regarding its electronic communications systems.

Equity Grant Agreements

In addition to the severance payments that would be payable under our existing employment agreements, our awards of options and RSUs to executive officers (and other employees) are subject to double trigger accelerated vesting upon a Change in Control. This means these awards are subject to accelerated vesting immediately upon a Change in Control if an officer’s employment is Involuntarily Terminated as a result of the Change in Control and not otherwise for Cause, or on the termination date if such Involuntary Termination occurs within twelve months following such Change in Control.

If the acquiring company assumes or substitutes the options in connection with the Change in Control, and the officer remains employed, 50% of the officer’s options will immediately vest and the remaining 50% will vest upon the earlier of (i) the one year anniversary of the Change in Control, provided the officer remains employed with the acquiring company; (ii) the original vesting date of the option; or (iii) an Involuntary Termination of the officer’s employment prior to such one year anniversary.

“Involuntary Termination” means termination by reason of the officer’s (i) involuntary dismissal or discharge by us other than for Cause or (ii) voluntary resignation following (a) a change in the officer’s position with us which materially reduces the officer’s duties and responsibility; (b) a reduction in the officer’s level of compensation by more than 10%; or (c) a relocation of the officer’s place of employment by more than 50 kilometers, provided and only if such change, reduction or relocation is effected without the officer’s consent.

“Cause” means the officer’s (i) theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company (as defined in the 2016 Equity Incentive Plan) documents or records; (ii) material failure to abide by a Participating Company’s code of conduct or other policies; (iii) unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company; (iv) intentional act which has a material detrimental effect on the Participating Company’s reputation or business; (v) repeated failure to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure; (vi) material breach of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the officer and a Participating Company, which is not cured; or (vii) conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the officer’s ability to perform his or her duties with a Participating Company.

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Executive Compensation

“Change in Control” means the occurrence of any one or a combination of the following: (i) any person becomes the beneficial owner of 50% or more of the total fair market value or total combined voting power of our then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred if such beneficial ownership results from any of the following: (A) an acquisition by any person who on December 22, 2016 was the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from us, including pursuant to or in connection with a public offering of securities, (C) any acquisition by us, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a participating company or (E) any acquisition by an entity owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our voting securities; or (ii) (A) the direct or indirect sale or exchange by our stockholders of more than fifty percent (50%) of the total combined voting power of our then outstanding securities in a single or series of related transactions; (B) a merger or consolidation in which we are a party; or (C) the sale, exchange, or transfer of all or substantially all of our assets (other than a sale, exchange or transfer to one or more of our subsidiaries) (collectively, a “Transaction”) in which our stockholders immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of our outstanding securities or the entity to which the assets of the Company were transferred, as the case may be; or (iii) a date specified by the compensation committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall not include a transaction in which a majority of the members of the Board of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of incumbent directors. An incumbent director means a director who either (A) was a member of the Board on December 22, 2016, or (B) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination.

Retirement or Similar Benefit Plans

Israeli law generally requires employers to make contributions to employees’ pensions and the payment of severance pay upon the retirement or death of an employee or upon termination of employment by the employer or, in certain circumstances, by the employee. Additionally, a general practice in Israel followed by Cyren, although not legally required, is the contribution of funds on behalf of certain employees to an individual insurance policy known as “Managers’ Insurance.” This policy provides a combination of savings plan, insurance and severance pay benefits to the insured employee. It provides for payments to the employee upon retirement or death and secures a substantial portion of the severance pay, if any, to which the employee is legally entitled upon termination of employment. Each participating employee contributes an amount equal to 6% of such employee’s base salary, and we contribute between 12.5% and 14.83% of the employee’s base salary.

In the United States, Cyren offers employees the option to participate in our 401(k) program, which provides partial Company matching up to certain annual contribution limits. Employees can contribute up to the maximum IRS annual contribution limit, and we will provide a 50% matching contribution up to a maximum of 3% of an employee’s annual salary. The Company match portion is subject to a 4-year vesting period.

Employee Equity Incentive Plan

On December 22, 2016, our shareholders approved the 2016 Equity Incentive Plan, as amended and restated (the “2016 Equity Incentive Plan”). Employees, including executive officers and other management employees, participate in our 2016 Equity Incentive Plan. This plan replaced all prior employee stock option plans which terminated.

The 2016 Equity Incentive Plan allows for the issuance of RSUs, as well as options. The options and RSUs generally vest over a period of four years but may have shorter vesting periods under certain circumstances. Options granted under the 2016 Equity Incentive Plan generally expire after six years from the date of grant. Options and RSUs cease vesting upon termination of the optionee’s employment or other relationship with us. The per share exercise price for options shall be no less than 100% of the fair market value per Ordinary Share on the date of grant. Any options and RSUs that are canceled or not exercised within the option term become available for future grant.

All employee equity incentive plans are administered by the Compensation Committee. Subject to the provisions of the 2016 Equity Incentive Plan and applicable law, the Compensation Committee has the authority to determine, among other things, to whom equity awards may be granted; the number of Ordinary Shares to which an equity award may relate; the exercise price for each option; the vesting period of the equity awards and the terms, conditions and restrictions thereof, including accelerated vesting on change in control provisions; to amend provisions relating to such plans; and to make all other determinations deemed necessary or advisable for the administration of such plans.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at fiscal year-end, or December 31, 2019, for our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise	Option Expiration	Number of Shares or Units of Stock That Have Not		Market Value of Shares or Units of Stock That Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested(1)
Lior Samuelson	150,000			$3.00	02/18/2021	56,250	(2)	$72,000
Chief Executive Officer(8)	28,797			1.44	02/10/2022
	150,000			2.00	01/24/2023
	91,672	183,328	(3)	2.90	08/28/2024
Brett Jackson		1,080,000	(4)	2.09	05/06/2025	810,000	(5)	1,036,800
Chief Executive Officer(9)
J. Michael Myshrall	40,000			3.32	05/14/2020	119,776	(6)	153,313
Chief Financial Officer	60,000			3.00	02/18/2021
	20,306			1.44	02/10/2022
	50,000			2.00	01/24/2023
Atif Ahmed	140,000			2.13	08/04/2022	73,366	(7)	93,908
Vice President Sales,
EMEA

(1)	The amounts in this column are based on the closing price of our ordinary shares on December 31, 2019 of $1.28.
(2)	This amount reflects 50,000 RSUs which vest in four equal annual installments beginning on January 25, 2019, and 25,000 RSUs which vest in four equal quarterly installments beginning on October 30, 2019 subject to earlier vesting upon a change of control.
(3)	This amount represents options, one quarter of which vest on August 28, 2019 and the remainder of which vest in equal monthly installments for the next 36 months thereafter, subject to earlier vesting upon a change of control.
(4)	This amount represents options, one quarter of which vest on May 6, 2020 and the remainder of which vest in equal monthly installments for the next 36 months thereafter, subject to earlier vesting upon a change of control.
(5)	This amount reflects RSUs which vest in four equal annual installments beginning on July 30, 2020 subject to earlier vesting upon a change of control.
(6)	This amount reflects 30,000 RSUs which vest in four equal annual installments beginning on January 25, 2019, and 97,276 RSUs which vest in one annual installment on February 17, 2020 subject to earlier vesting upon a change of control.
(7)	This amount reflects 20,000 RSUs which vest in four equal annual installments beginning on January 25, 2019, and 58,366 RSUs which vest in one annual installment on February 17, 2020 subject to earlier vesting upon a change of control.
(8)	Mr. Samuelson served as CEO until May 5, 2019.
(9)	Mr. Jackson commenced his tenure as CEO on May 6, 2019.

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PROPOSAL FOUR — APPROVAL OF THE ISSUANCE OF MORE THAN 19.99% OF OUR OUTSTANDING ORDINARY SHARES IN CONNECTION WITH OUR 5.75% CONVERTIBLE DEBENTURES DUE 2024

Background

On March 16, 2020, we entered into Securities Purchase Agreements with certain purchasers, including Brett Jackson, our Chief Executive Officer, pursuant to which, on March 19, 2020, we sold, $10.25 million aggregate principal amount of our 5.75% Convertible Debentures due March 19, 2024 (the “Debentures”) in a private placement transaction.

The Debentures mature on March 19, 2024, accrue interest at 5.75% per year and are convertible into Ordinary Shares at an initial conversion price of $0.75 per share, subject to adjustments, at the holder’s option, provided that the conversion price for the Debenture purchased by Mr. Jackson cannot be less than $0.73 per share. The actual number of Ordinary Shares issuable upon conversion of the Debentures is subject to adjustment upon certain corporate events such as stock splits and if we issue Ordinary Shares or Ordinary Share equivalents at a price less than the current conversion price at any time during the 12-month period following the issuance date. The Debentures may not be converted and Ordinary Shares may not be issued under the Debentures to the extent such conversion would cause the purchaser, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% of our then outstanding Ordinary Shares following such conversion.

Interest on the Debentures is payable on September 19 and March 19 of each year, beginning on September 19, 2020 in cash or, subject to the satisfaction of certain equity conditions set forth in the Debentures, in Ordinary Shares at a rate of 5.75% per annum, calculated on the basis of a 360-day year, and will accrue daily until payment in full of the outstanding principal, together with all accrued and unpaid interest. The actual number of Ordinary Shares issued as payment of interest under the Debentures is based on fluctuating trading prices of our Ordinary Shares.

If we decide to pay interest on the Debentures in Ordinary Shares and/or the holders of the Debentures decide to convert the Debentures into Ordinary Shares, we may not issue to the holders of the Debentures more than 11,983,275 shares, which represented 19.99% of our outstanding Ordinary Shares on the date the Securities Purchase Agreements were executed, without first obtaining shareholder approval. As of May 31, 2020, 16,586,396 Ordinary Shares were reserved for issuance upon conversion of the $10.25 million principal amount of outstanding Debentures (including shares issuable in respect of 5.75% interest payable if the Debentures are held until maturity).

As more fully described below, because our Ordinary Shares are listed on The Nasdaq Capital Market, we are subject to Nasdaq’s rules and regulations and are submitting this proposal to obtain shareholder approval of the issuance of in excess of 11,989,275 Ordinary Shares under the Debentures, as required by Nasdaq’s rules.

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Proposal Four — Approval of the Issuance of More Than 19.99% of our Outstanding Ordinary Shares in Connection with our 5.75% Convertible Debentures Due 2024

Nasdaq Listing Rule 5635(d)

Nasdaq Listing Rule 5635(d) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of Ordinary Shares (or securities convertible into or exercisable for Ordinary Shares), at a price less than the “Minimum Price,” which equals 20% or more of our Ordinary Shares outstanding before the issuance. We refer to this as the Nasdaq 20% share limitation. Under Nasdaq rules, “Minimum Price” means a price that is the lower of: (i) the closing price of our Ordinary Shares immediately preceding the signing of the Securities Purchase Agreements; or (ii) the average closing price of our Ordinary Shares for the five trading days immediately preceding the signing of the Securities Purchase Agreements.

The conversion of the Debentures plus payment of interest under the Debentures could result in the issuance of 20% or more of our Ordinary Shares outstanding before the issuance of the Debentures at a price less than the Minimum Price. The initial conversion price of the Debentures is $0.75, which is less than the Minimum Price as of March 16, 2020, the date the Securities Purchase Agreements were executed. Without shareholder approval, we will not have the right to, and will not issue Ordinary Shares for conversion of Debentures or for interest payments under the Debentures, to the extent such issuances in the aggregate exceed 11,989,275 shares.

Effect of Approval of this Proposal on Our Shareholders

If our shareholders approve this proposal, this will enable us to issue Ordinary Shares upon the conversion of the Debentures without the Nasdaq 20% share limitation. Additionally, it would allow us to make interest payments under the Debentures in Ordinary Shares, subject to the satisfaction of applicable equity conditions, without the Nasdaq 20% share limitation. Our ability to successfully implement our business plans and ultimately generate value for our shareholders is dependent on our ability to maximize capital raising opportunities. If this proposal is approved by our shareholders, we will be able to save working capital by having the option of making the required interest payments under the Debentures in Ordinary Shares, subject to certain conditions, thereby strengthening our balance sheet and preserving capital for potential future business opportunities. If we do not obtain shareholder approval of this proposal, we will be forced to use our cash resources to make principal and interest payments under the Debentures when due to the extent the issuances in the aggregate would exceed 11,989,275 shares. The requirement for us to use our cash resources could have an adverse effect on our available operating capital.

Consequences if Shareholder Approval is Not Obtained

If shareholder approval is not obtained and Nasdaq’s 20% share limitation was reached, we would be forced to pay any additional principal and interest when due in cash. If we are forced to pay principal and interest in cash rather than Ordinary Shares, the amount of cash available to fund our operations would be reduced. In addition, if shareholder approval is not obtained, the holders would be prohibited from converting their Debentures if in doing so Nasdaq’s 20% share limitation was exceeded, which may make it more difficult to raise any additional financing in the future.

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Proposal Four — Approval of the Issuance of More Than 19.99% of our Outstanding Ordinary Shares in Connection with our 5.75% Convertible Debentures Due 2024

Risks

Currently, we may issue up to 11,989,275 Ordinary Shares upon conversion of our Debentures and issued as interest on the Debentures without exceeding Nasdaq’s 20% share limitation. If shareholder approval is obtained, a substantial number of Ordinary Shares in excess of 11,989,275 shares could be issued upon conversion of our Debentures and issued as interest on the Debentures. Sales of substantial amounts of our Ordinary Shares in the public market, or the possibility of these sales, may adversely affect our stock price. As of May 31, 2020, 16,586,396 Ordinary Shares were reserved for issuance upon conversion of the outstanding Debentures (including shares issuable as interest if the Debentures are held until maturity). The issuance of these additional Ordinary Shares underlying the Debentures would dilute the holdings and voting rights of our then-existing shareholders.

Further, if we elect to issue Ordinary Shares as payment of interest under the Debentures, the actual number of Ordinary Shares issued will be based on the ten-day volume weighted average price (VWAP) of our Ordinary Shares ending on the trading day that is three trading days before the interest payment date (the “Interest Conversion Price”). We can issue Ordinary Shares as interest payments as long as the Interest Conversion Price is not less than $0.158 (or for Mr. Jackson, less than $0.73). To the extent that the price of our Ordinary Shares declines, and we elect to issue Ordinary Shares as payment of interest under the Debentures, we may need to issue more Ordinary Shares than we have currently reserved to satisfy the interest payment, which will result in further dilution.

In addition, the fixed conversion price of the Debentures contains a “full-ratchet” anti-dilution provision which provides that if we issue Ordinary Shares or Ordinary Share equivalents at a price less than the current conversion price at any time during the 12-month period following the issuance date, the conversion price of the Debentures will be automatically reduced to such lower price. However, the reduced conversion price for the Debentures held by Brett Jackson, our Chief Executive Officer, cannot be less than $0.73. Any reduction in the conversion price below the initial fixed conversion price of $0.75 will result in additional shares being issued upon conversion of the Debentures, including amounts converted in respect of interest, that would further dilute our existing shareholders.

The descriptions of the Securities Purchase Agreement and the Debentures contained herein are summaries and do not purport to be a complete. Each is qualified in its entirety by reference to the full text of such document, forms of which are attached as exhibits to our Current Report on Form 8-K that we filed with the SEC on March 19, 2020.

Vote Required

The proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained. For clarity, pursuant to Nasdaq listing rules, shares underlying the Debentures are not entitled to vote on this proposal.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the approval of the issuance of more than 19.99% of our outstanding Ordinary Shares in connection with our 5.75% Convertible Debentures due 2024.

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PROPOSAL FIVE — APPOINTMENT AND COMPENSATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Background

The Audit Committee has selected Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and approved its compensation, subject to our shareholders’ approval of the Board’s and Audit Committee’s authorization to set their compensation. Kost, Forer, Gabbay & Kasierer has been engaged as our independent registered public accountants since our inception. We expect a representative of Kost, Forer, Gabbay & Kasierer to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Fees Paid to Kost, Forer, Gabbay & Kasierer

	Year ended December 31,
(in thousands)	2019	2018
Audit Fees(1)	$243	$215
Audit-Related Fees	-	-
Tax Fees(2)	9	8
All Other Fees	-	-
Total	$252	$223

(1)	Audit fees consist of fees billed for the annual audit services engagement and other audit services, which are those services that only the independent registered public accounting firm can reasonably provide, and include the group audit including statutory audits; consents; and assistance in connection with documents filed with the SEC.
(2)	Tax fees are for professional services rendered by our auditors for tax compliance, tax advice on actual or contemplated transactions, tax consulting associated with international transfer prices and global mobility of employees.

Audit Committee Pre-approval Policies and Procedures

The main role of our Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee appoints, engages, compensates and oversees our independent registered public accounting firm engaged to prepare or issue an audit report on our financial statements. The Audit Committee’s specific responsibilities in carrying out its oversight role include the approval of all audit and non-audit services to be provided by the external auditor, the quarterly review of the firm’s non-audit services and related fees and the potential impact of such services on auditor independence. These services may include audit services, audit-related services, tax services and other services, as described above. It is the policy of the Audit Committee to approve in advance the particular services or categories of services to be provided to us periodically. Additional services may be pre-approved by the Audit Committee on an individual basis during the year. The Audit Committee did not avail itself of section (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during 2019, which allows for an exemption from the pre-approval process under certain limited circumstances. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Kost, Forer, Gabbay & Kasierer, a member of EY Global, and other members of EY Global during fiscal year 2019, as described above.

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Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or the PCAOB, and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in our 2019 Annual Report.

The Audit Committee:

David Earhart (Chair)
Todd Thomson
John Becker

March 19, 2020

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the above Report shall not be incorporated by reference into this proxy statement.

Proposal

Shareholders are being asked to ratify and approve the selection of Kost, Forer, Gabbay & Kasierer as our independent registered public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and to authorize the Board and Audit Committee to set the compensation of these auditors. Subject to the shareholders approving such authorization, the Board delegated the authority to set the fees of the auditors to the Audit Committee. The Audit Committee pre-approved all services to be performed by, and compensation to be paid to, the auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002 and the rules thereunder.

Shareholders are being asked to adopt the following resolution:

“RESOLVED, that the appointment of Kost, Forer, Gabbay & Kasierer (a member firm of Ernst & Young Global) as our independent registered public accountants for the year ending December 31, 2020 and for the year commencing January 1, 2021 and until the next annual meeting of shareholders and their compensation (as approved by the Audit Committee and the Board) is hereby ratified and approved.”

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Shares represented at the Annual Meeting, in person or by proxy and voting thereon. Abstentions will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” the adoption of this resolution.

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PROPOSAL SIX — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the rules of the SEC.

This proposal, commonly referred to as the “Say on Pay” vote, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and our compensation program, as described in this proxy statement. Accordingly, we ask our shareholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this proxy statement, including the compensation tables and the related narrative disclosure, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Cyren, Ltd. approve, on a non-binding advisory basis, the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in its 2020 Annual Meeting proxy statement.”

As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say on Pay vote will, however, provide us with important feedback from our shareholders about our executive compensation and our compensation program. Our Board and the Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.

Vote Required

The proposal requires the affirmative vote of the holders of a majority of the outstanding Ordinary Shares represented at the Annual Meeting, in person or by proxy, and voting thereon. Abstentions and broker non-votes will have no effect on whether the requisite vote is obtained.

Board Recommendation

The Board recommends that the shareholders vote “FOR” adoption of the resolution approving the compensation of our named executive officers.

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SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares, as of May 31, 2020 (the “Reporting Date”), by (i) each person known to us to beneficially own more than 5% of our Ordinary Shares; (ii) our named executive officers for the fiscal year ended December 31, 2019; (iii) each director; and (iv) all of the executive officers and directors as a group. Except as shown in the table, no other person is known by us to beneficially own more than 5% of our outstanding Ordinary Shares. The percentage of shares beneficially owned is based on 60,003,305 Ordinary Shares outstanding as of May 31, 2020.

Name of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent(2)
Holding more than 5%:
WP XII Investments B.V.(3)	32,211,020	53.68%
Yelin Lapidot Holdings Management Ltd.(4)	4,882,373	8.14%

Named Executive Officers and Directors:
Brett Jackson(5)	850,834	1.41%
J. Michael Myshrall(6)	259,996	*
Atif Ahmed(7)	175,946	*
Lior Samuelson(8)	794,146	1.31%
Hila Karah(9)	109,765	*
James Hamilton(10)	44,167	*
Todd Thomson(11)	61,667	*
David Earhart(12)	44,167	*
John Becker(13)	57,500	*
Cary Davis(14)(15)	32,244,770	53.71%
Brian Chang(14)(16)	32,244,770	53.71%
Lauren Zletz(17)	24,375	*
Rajveer Kushwaha(14)(18)	32,235,395	53.70%
Total of all Executive Officers and Directors as a Group (21 persons)(19)	35,876,427	57.74%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Cyren Inc., 1430 Spring Hill Road, Suite 330, McLean, VA 22102.
(2)	The number and percentage of shares beneficially owned by each person has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes ordinary shares issuable upon settlement of RSUs held by the respective person or group that will vest within 60 days of the Reporting Date and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the Reporting Date. Unless otherwise indicated in the footnotes or table, each person or entity has sole voting and investment power with respect to the shares shown as beneficially owned.
(3)	Based on a Schedule 13D/A as filed with the SEC on February 10, 2020. The shareholder of the Company is WP XII Investments B.V., a company incorporated in the Netherlands (“WP XII Investments”), which is wholly owned by WP XII Investments Coöperatief U.A., a company incorporated in the Netherlands (“WP XII Investments Coöperatief”), which itself is wholly owned by (i) Warburg Pincus (Callisto) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Callisto”), (ii) Warburg Pincus (Europa) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Europa”), (iii) Warburg Pincus (Ganymede) Private Equity XII (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Ganymede”), (iv) Warburg Pincus Private Equity XII-B (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-B”), (v) Warburg Pincus Private Equity XII-D (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-D”), (vi) Warburg Pincus Private Equity XII-E (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII-E”), (vii) Warburg Pincus XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“Warburg Pincus XII Partners”), and (viii) WP XII Partners (Cayman), L.P., a Cayman Islands exempted limited partnership (“WP XII Partners,” and together with WP XII Callisto, WP XII Europa, WP XII Ganymede, WP XII-B, WP XII-D, WP XII-E and Warburg Pincus XII Partners, the “WP XII Funds”). Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XII Funds. Warburg Pincus (Cayman) XII, L.P., a Cayman Islands exempted limited partnership (“WP XII Cayman GP”), is the general partner of each of the WP XII Funds. Warburg Pincus (Cayman) XII GP LLC, a Delaware limited liability company (“WP XII Cayman GP LLC”), is the general partner of WP XII Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the sole member of WP XII Cayman GP LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. Investment and voting decisions with respect to the ordinary shares are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. WP XII Investments has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of WP XII Investments is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   38

Security Ownership

(4)	Based on a Schedule 13G/A as filed with the SEC on February 10, 2020. As of December 31, 2019, these securities were beneficially owned as follows: (i) 4,874,624 Ordinary Shares beneficially owned by mutual funds managed by Yelin Lapidot Mutual Funds Management Ltd. and (ii) 7,749 Ordinary Shares beneficially owned by provident funds managed by Yelin Lapidot Provident Funds Management Ltd. The securities are beneficially owned by provident funds managed by Yelin Lapidot Provident Funds Management Ltd. and/or mutual funds managed by Yelin Lapidot Mutual Funds Management Ltd. (the “Subsidiaries”), each a wholly-owned subsidiary of Yelin Lapidot Holdings Management Ltd. (“Yelin Lapidot Holdings”). Dov Yelin and Yair Lapidot each own 24.38% of the share capital and 25.004% of the voting rights of Yelin Lapidot Holdings. Any economic interest or beneficial ownership in any of these securities is held for the benefit of the members of the provident funds or mutual funds, as the case may be. Each of Messrs. Yelin and Lapidot, Yelin Lapidot Holdings, and the Subsidiaries disclaims beneficial ownership of any these securities. Yelin Lapidot Holdings has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of Messrs. Yelin and Lapidot, Yelin Lapidot Holdings, and the Subsidiaries is 50 Dizengoff St., Dizengoff Center, Gate 3, Top Tower, 13th floor, Tel Aviv 64332, Israel.
(5)	This amount includes (i) 315,000 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date, (ii) 202,500 shares underlying RSUs that will vest within 60 days of the Reporting Date, and (iii) 333,334 shares issuable upon conversion of the Debenture held by Mr. Jackson. This amount excludes (i) 607,500 RSUs that have not yet vested and (ii) 765,000 shares issuable upon exercise of options that have not yet vested.
(6)	This amount includes 130,306 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 335,000 RSUs that have not yet vested.
(7)	This amount includes 140,000 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 10,000 RSUs that have not yet vested.
(8)	This amount includes 443,385 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 17,500 RSUs that have not yet vested and (ii) 160,412 shares issuable upon exercise of options that have not yet vested.
(9)	This amount includes 33,334 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 32,500 RSUs that have not yet vested.
(10)	This amount includes 16,667 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 32,500 RSUs that have not yet vested.
(11)	This amount includes 16,667 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 55,000 RSUs that have not yet vested.
(12)	This amount includes 16,667 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 36,500 RSUs that have not yet vested.
(13)	This amount includes 50,000 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes 32,500 RSUs that have not yet vested.
(14)	Each of Messrs. Davis, Chang and Kushwaha (each, a “Warburg Director”) is an indirect beneficial owner of WP Bermuda GP, and a Member and Managing Director of WP LLC. 32,211,020 of the shares indicated as held by each of the Warburg Directors are included because of his affiliation with the Warburg Entities and the WP XII Funds. See footnote (3) above for additional information. Each Warburg Director disclaims beneficial ownership of all shares owned by the Warburg Entities and the WP XII Funds except to the extent of any indirect pecuniary interest therein. Each of the Warburg Directors has shared power to vote or direct the vote with respect to all of the shares and shared power to dispose or direct the disposition of all of the shares. The address of each Warburg Director is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.
(15)	This amount includes 31,250 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 18,750 options and (ii) 27,500 RSUs that have not yet vested.
(16)	This amount includes 31,250 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 18,750 options and (ii) 27,500 RSUs that have not yet vested.
(17)	This amount includes 24,375 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 28,125 options and (ii) 27,500 RSUs that have not yet vested. The address of Ms. Zletz (also a Warburg Director) is c/o Warburg Pincus & Co., 450 Lexington Avenue, New York, NY 10017.
(18)	This amount includes 24,375 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date. This amount excludes (i) 28,125 options and (ii) 27,500 RSUs that have not yet vested.
(19)	This amount includes an aggregate of 2,131,688 shares issuable upon exercise of options which are fully vested or that will vest within 60 days of the Reporting Date exercisable. There are 202,500 RSUs that will vest within 60 days after the Reporting Date.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   39

OTHER MATTERS

Shareholder Proposals for the 2020 Annual Meeting

Under Israeli law, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of a shareholders meeting, provided that certain resolutions are brought before the shareholders in such meeting, including the appointment of members to the Board, by submitting such proposal within seven days of publication of Cyren’s notice with respect to our annual meeting of shareholders. Accordingly, any shareholder holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the Annual Meeting by submitting such proposal in writing to us no later than [ ], 2020, at the offices of our subsidiary Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102.

Shareholder Proposals for the 2021 Annual Meeting

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2021 annual meeting of shareholders, or the “2021 Annual Meeting,” is February [ ], 2021. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with SEC regulations governing the solicitation of proxies. In addition, one or more shareholders holding 1% or more of the voting rights of Cyren may request to include a proposal on the agenda of the 2021 Annual Meeting in the manner described above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules thereunder require our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports with the SEC relating to their share ownership and changes in such ownership. Based on a review of our records and certain written representations received from our executive officers and directors, we believe that during the year ended December 31, 2019, all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with on a timely basis, except that Rajveer Kushwaha did not timely file a Form 3.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by personal interview, telephone, facsimile, email or other method without extra compensation for that activity. We may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, we will pay the related costs. We may reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold Ordinary Shares.

Communication with our Board

Shareholders may communicate with the Board by directing their communications in a hard copy (i.e., non-electronic) written form to the attention of one or more members of the Board, or to the Board collectively, at our principal executive offices located at 10 Ha-Menofim St., 5th Floor, Herzliya, Israel 4672561. Any communications received from interested parties in the manner described above will be collected and organized by our Corporate Secretary and will be periodically, but in any event prior to each regularly-scheduled Board meeting, reported and/or delivered to the appropriate director or directors.

Statements of the Company for the Year Ended December 31, 2019

In accordance with Section 60(b) of the Companies Law, shareholders are invited to discuss the audited Consolidated Financial Statements of the Company for the year ended December 31, 2019. The 2019 Annual Report, including our audited Consolidated Financial Statements, is available on the investor relations section of our website, at ir.cyren.com as well as at www.proxyvote.com.

No vote is required regarding this item.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   40

Other Matters

Available Information

We maintain an internet website at www.cyren.com. Copies of the committee charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee can be found under the Company — Investor Relations — Corporate Governance section of our website, and such information is also available in print to any shareholder who requests it through our Investor Relations department at the address below.

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the 2019 Annual Report as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the Investor Relations — Financials & Filings section of our internet website at www.cyren.com. A request for a copy of such report should be directed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations. A copy of any exhibit to the 2019 Annual Report will be forwarded following receipt of a written request with respect thereto addressed to 1430 Spring Hill Road, Suite 330, McLean, VA 22102, Attention: Investor Relations.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy statement and other proxy materials, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact our transfer agent, American Stock Transfer & Trust Company, LLC by writing to: 6201 15th Ave., Brooklyn, NY 11219 or by telephone: (800) 937-5449.

If your household received a single set of proxy materials this year, but you would prefer to receive your own copy, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy materials in the future, please contact Broadridge Householding Department, by calling their toll free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents. Beneficial shareholders can request information about householding from their nominee.

Cyren Ltd. | 2020 Annual Meeting Proxy Statement   41

CYREN LTD.
10 HA-MENOFIM ST., 5TH FLOOR
HERZLIYA 4672561, ISRAEL

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:00 a.m. Eastern Time on July 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:00 a.m. Eastern Time on July 29, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote the shares in person by attending the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19422-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CYREN LTD.

The Board of Directors recommends you vote FOR the director nominees listed in proposal 1:

	Nominee	For	Against	Abstain
1a.	James Hamilton	☐	☐	☐
1b.	Brett Jackson	☐	☐	☐
1c.	Lior Samuelson	☐	☐	☐
1d.	Hila Karah	☐	☐	☐
1e.	Todd Thomson	☐	☐	☐
1f.	Cary Davis	☐	☐	☐
1g.	Brian Chang	☐	☐	☐
1h.	Lauren Zletz	☐	☐	☐
1i.	Rajveer Kushwaha	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 through 6:

	Proposal	For	Against	Abstain
2.	To approve the compensation to our Chairman of the Board.	☐	☐	☐

		Yes	No
2a.	Please indicate if you are a controlling shareholder or if you have a personal interest in proposal 2 (as defined in the accompanying proxy statement) by checking "YES" or "NO" in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve proposal 2.	☐	☐

	Proposal	For	Against	Abstain
3.	To approve the equity-based compensation to our Chief Executive Officer.	☐	☐	☐

		Yes	No
3a.	Please indicate if you are a controlling shareholder or if you have a personal interest in proposal 3 (as defined in the accompanying proxy statement) by checking "YES" or "NO" in one of the boxes to the right. Please note that if you do not check either one of the boxes your vote will not count for the majority required to approve proposal 3.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D19423-TBD

CYREN LTD.
This proxy is solicited by the Board of Directors
Annual Meeting of Shareholders
July 30, 2020 at 11:00 AM Eastern Time

The shareholder(s) hereby appoint(s) Eric Spindel and J. Michael Myshrall, or either of them, as proxyholders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Cyren Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, Eastern Time on July 30, 2020, at the offices of our subsidiary, Cyren Inc., located at 1430 Spring Hill Road, Suite 330, McLean, VA 22102, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side. If no such direction is made, this proxy will be voted "FOR" the election of all director nominees in proposal 1, "FOR" proposals 2 through 6, and according to the discretion of the proxyholders on any other matter that may properly come before the meeting and any adjournment or postponement thereof. This proxy will revoke all prior proxies signed by you.

Continued and to be signed on reverse side